Exhibit 10.1

Execution Version

EAGLE MATERIALS INC.

UNCOMMITTED MASTER SHELF AGREEMENT

DATED AS OF AUGUST 31, 2011

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Schedule A	—	Hancock Notice Address and List of Purchasers

Schedule B	—	Defined Terms

Schedule 4.11	—	Licenses, Permits, Etc.

Schedule 4.15	—	Existing Debt; Future Liens

Schedule 9.4	—	Existing Liens

Exhibit 1.1	—	Form of Note

Exhibit 1.2(d)	—	Form of Opinion of Company Counsel as of the Facility Closing Date

Exhibit 1.2(e)	—	Form of Opinion of the General Counsel of the Company as of the Facility Closing Date

Exhibit 2.5	—	Form of Request for Purchase

Exhibit 2.7	—	Form of Notice of Acceptance

Exhibit 3.3(e)	—	Form of Opinion of Special Counsel to the Company at each Closing

Exhibit 3.3(f)	—	Form of Opinion General Counsel of the Company at each Closing

Exhibit 3.3(g)	—	Form of Subsidiary Guaranty

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Exhibit A	—	Principal Bank Facilities

Exhibit B	—	Private Placement Financings

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EAGLE MATERIALS INC.

3811 TURTLE CREEK BLVD., SUITE 1100

DALLAS, TEXAS 75219

As of August 31, 2011

John Hancock Life Insurance Company (U.S.A.) (“Hancock”)

and each Hancock Affiliate which becomes bound

by certain provisions of this Agreement

(collectively, the “Purchasers”)

Ladies and Gentlemen:

EAGLE MATERIALS INC., a Delaware corporation (the “Company”), agrees with the Purchasers as follows:

ARTICLE 1. AUTHORIZATION OF ISSUE OF NOTES.

Section 1.1. Authorization. The Company will authorize the issue of its senior promissory notes (the “Notes”) in the aggregate principal amount of $75,000,000, to be dated the date of issue thereof, and to be issued and sold under the provisions of this Agreement, in accordance with one or more Notices of Acceptance and substantially in the form of Exhibit 1.1. The terms “Note” and “Notes” as used herein shall include each Note delivered pursuant to any provision of this Agreement and each Note delivered in substitution or exchange for any such Note pursuant to any such provision. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement; references to a “Schedule” shall include all updates delivered from time to time as required herein.

Section 1.2. Deliveries. On the Facility Closing Date, the Company is delivering to Hancock with this signed Agreement the following:

(a) a Certificate of the Secretary or an Assistant Secretary of the Company certifying (i) as to copies of the Certificate of Incorporation of the Company attached to such Certificate and that there have been no changes to such Certificate of Incorporation other than as attached, (ii) as to the By-Laws of the Company as in effect on the Facility Closing Date (copies of which shall be attached), (iii) as to resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance of each Note Document to which the Company is a party (copies of which shall be attached), (iv) as to the names and true signatures of the incumbent officers of the Company authorized to sign the Note Documents to which the Company is or is to be a party, and (v) that no dissolution or liquidation proceedings as to the Company have been commenced or are contemplated;

(b) an Officer’s Certificate certifying (i) that the representations and warranties by the Company in ARTICLE 4 are true, complete and correct in all material respects as of the Facility Closing Date and that the Company and each Restricted Subsidiary has performed and complied, in all material respects, with all agreements and conditions required to be complied with or performed by it on or before the Facility Closing Date under each Note Document to which the Company is a party; (ii) that as of the Facility Closing Date, the Company on a consolidated basis is Solvent and the Company individually is Solvent; and (iii) that true, complete and correct copies of each Private Placement Document and Principal Bank Facility Document in effect as of the Facility Closing Date has been delivered to Hancock;

(c) corporate good standing certificates dated as of a recent date as to the Company from the Secretary of State of the State of Delaware;

(d) a favorable opinion of Baker Botts L.L.P., special counsel to the Company and the Restricted Subsidiaries (or such other counsel designated by the Company and acceptable to Hancock), satisfactory to Hancock and substantially in the form of Exhibit 1.2(d) and as to such other matters as Hancock may reasonably request. The Company hereby directs such counsel to deliver said opinion, agrees that the issuance and sale of any Notes will constitute a confirmation of that direction, and understands and agrees that Hancock will and is hereby authorized to rely on such opinion; and

(e) a favorable opinion of General Counsel of the Company, as counsel to the Company and the Restricted Subsidiaries, satisfactory to Hancock and substantially in the form of Exhibit 1.2(e) and as to such other matters as Hancock may reasonably request. The Company hereby directs such counsel to deliver said opinion, agrees that the issuance and sale of any Notes will constitute a confirmation of that direction, and understands and agrees that Hancock will and is hereby authorized to rely on such opinions.

ARTICLE 2. SALE AND PURCHASE OF NOTES.

Section 2.1. Terms and Conditions of Notes. Each Note shall be subject to the following the terms and conditions:

(a) each Note shall be dated the date of issue, bear interest at such rate or rates, mature on such date or dates, have an average life and principal amount, and have such other particular terms as shall be set forth in the Notice of Acceptance with respect to such Note, provided, however, that interest shall accrue at the Default Rate if an Event of Default has occurred and is continuing and at the Default Rate on any overdue interest;

(b) Notes which have (i) the same final maturity, (ii) the same principal prepayment dates, (iii) the same principal prepayment amounts (as a percentage of the original principal amount of each Note), (iv) the same interest rate, (v) the same interest payment periods and (vi) the same date of issuance (which, in the case of a Note issued in exchange for another Note, shall be deemed for these purposes the date on which such Note’s ultimate predecessor Note was issued), are called a “Series” of Notes;

(c) each Note issued under this Agreement shall be in substantially the form of Exhibit 1.1 with such variations, omissions and insertions as are necessary based on the Notice of Acceptance for such Note or permitted hereunder; and

(d) the minimum aggregate principal amount of all Series of Notes issued pursuant to a Request for Purchase shall be $5,000,000, and the minimum original principal amount of any Note of any Series shall be $500,000.

Section 2.2. Facility. Each Purchaser is willing to consider, in its sole discretion and within limits which may be authorized for purchase by Hancock Affiliates from time to time, the purchase of Notes pursuant to this Agreement. The willingness of each Purchaser to consider such purchase of Notes is herein called the “Facility”. At any time, the aggregate principal amount of Notes stated in Section 1.1, minus the aggregate principal amount of Notes purchased and sold pursuant to this Agreement prior to such time, minus the aggregate principal amount of Accepted Notes which have not yet been purchased and sold hereunder prior to such time, is herein called the “Available Facility Amount”. NOTWITHSTANDING THE WILLINGNESS OF EACH PURCHASER TO CONSIDER PURCHASES OF NOTES, THIS AGREEMENT IS ENTERED INTO ON THE EXPRESS UNDERSTANDING THAT NONE OF THE PURCHASERS SHALL BE OBLIGATED TO MAKE OR ACCEPT OFFERS

TO PURCHASE NOTES, AND THE COMPANY ACKNOWLEDGES THAT THE FACILITY SHALL IN NO WAY BE CONSTRUED AS A COMMITMENT TO PURCHASE NOTES BY ANY PURCHASER.

Section 2.3. Issuance Period. Notes may be issued and sold pursuant to this Agreement until the earlier of (i) the second anniversary of the date of this Agreement and (ii) the thirtieth day after Hancock shall have given to the Company, or the Company shall have given to Hancock, written notice of its election to terminate the issuance and sale of Notes pursuant to this Agreement (or if such thirtieth day is not a Business Day, the Business Day next preceding such thirtieth day) (the “Scheduled Termination Date”); provided that any Accepted Note subject to a Notice of Acceptance prior to the Scheduled Termination Date may be issued and sold within the Closing Period for such Accepted Notes.

Section 2.4. Periodic Spread Information. On any Business Day during the Issuance Period on which there is an Available Facility Amount, the Company may request by e-mail or telephone, and Hancock will, to the extent reasonably practicable, provide to the Company on that Business Day or the following Business Day, information (by e-mail or telephone) with respect to various spreads at which Hancock or a Hancock Affiliate might be interested in purchasing Notes of different average lives. The delivery of the information requested is not an offer to purchase Notes by Hancock or a Hancock Affiliate, and neither Hancock nor any Hancock Affiliate will be obligated to purchase Notes at the spreads specified. Hancock may, by delivering written notice to the Company of its election to do so, suspend or terminate providing information pursuant to this Section 2.4 if it determines that there has been an adverse change in the credit quality of the Company since the Facility Closing Date.

Section 2.5. Request for Purchase. The Company may from time to time during the Issuance Period make requests for purchases of Notes (each such request a “Request for Purchase”). Each Request for Purchase shall be made to Hancock by a Responsible Officer by email or overnight delivery service, and shall (i) specify the aggregate principal amount of Notes covered thereby, which shall not be less than $5,000,000 for all Series of Notes specified in such Request for Purchase, and not greater in the aggregate than the Available Facility Amount at the time such Request for Purchase is made, (ii) specify the maximum number of days (but not greater than 60) from the Acceptance Date within which the Company will issue the Series of Notes covered thereby (the “Closing Period”),1 (iii) specify the principal amounts, final maturities, amortization, interest payment dates (which such dates must be semi-annual in arrears) and other particular terms of each Series of Notes covered thereby, (iv) specify the use of proceeds of such Notes, (v) specify the number of the account and the name and address of the depository institution to which the purchase prices of such Notes are to be transferred on the Closing Date for such purchase and sale, and (vi) be substantially in the form of Exhibit 2.5. Each Request for Purchase shall be in writing and shall be deemed made when received by Hancock. Each Request for Purchase shall also include an update to the Ownership Schedule and/or Schedule 4.15 to reflect any changes necessary to make the representations set forth in Section 4.4 and/or Section 4.15 true, complete and correct, in all material respects as of the date of such Request for Purchase; provided that any designation or redesignation of a Subsidiary as an Unrestricted Subsidiary or a Restricted Subsidiary shall be in compliance with Section 8.6. Delivery of any updated Schedule pursuant to this Section 2.5 shall not, however, waive any Default or Event of Default then existing as a result of the representations set forth in Section 4.4 or Section 4.15 having been false or incorrect in any material respect as of any Closing Date prior to the delivery of such updated Schedules.

[1]	Pricing for each Series will reflect Closing Period requested.

Section 2.6. Rate Quote. After receipt by Hancock of a Request for Purchase pursuant to Section 2.5, but in any case not later than ten (10) Business Days after such receipt, Hancock may, but shall be under no obligation to, provide to the Company by telephone or e-mail interest rate quotes for the several Series of Notes specified in such Request for Purchase. Each quote shall represent the interest rate per annum payable on the outstanding principal balance of such Notes at which a Purchaser would be willing to purchase Notes of such Series at 100% of the principal amount thereof.

Section 2.7. Acceptance. No later than 5:00 p.m. New York City local time on the day on which Hancock shall have provided any interest rate quotes in respect of a Request for Purchase pursuant to Section 2.6, or such shorter period as Hancock may specify to the Company with respect to such interest rate quote (such period, the “Acceptance Window”), the Company may, subject to Section 2.8, elect to accept such interest rate quotes as to one or more Series of Notes specified in the related Request for Purchase (but with respect to not less than $5,000,000 aggregate principal amount of Notes of all such Series). Such election shall be made by a Responsible Officer by notifying Hancock in writing by email, with a confirming copy of such notice to follow by overnight delivery, within the Acceptance Window that the Company elects to accept such interest rate quotes, specifying (i) the Series and principal amount of Notes (each such Note, an “Accepted Note”) as to which such acceptance (an “Acceptance”) relates and (ii) the proposed day for the closing of the purchase and sale of such Accepted Notes, which shall be a Business Day during the Closing Period for such Accepted Notes. The day the Company provides Hancock with an Acceptance with respect to any Accepted Notes is the “Acceptance Date” for such Accepted Notes. Any interest rate quotes as to which Hancock does not receive an Acceptance within the Acceptance Window shall expire, and no purchase or sale of Notes hereunder shall be made based on such expired interest rate quotes. Subject to the terms and conditions of ARTICLE 3, on the applicable Closing Date the Company agrees to sell to Hancock or a Hancock Affiliate, and Hancock agrees to purchase, or to cause the purchase by a Hancock Affiliate of, the Accepted Notes at 100% of the principal amount of such Notes. As soon as practicable, but in any event within three (3) Business Days, following the Acceptance Date, Hancock and each Hancock Affiliate which is to purchase any such Accepted Notes will send a confirmation of such Acceptance and the terms of the Accepted Notes substantially in the form of Exhibit 2.7 (a “Notice of Acceptance”).

Section 2.8. Market Disruption. Notwithstanding the provisions of Section 2.6, if Hancock shall have provided interest rate quotes pursuant to Section 2.6 and thereafter, prior to the time an Acceptance with respect to such quotes shall have been notified to Hancock in accordance with Section 2.7, there shall have occurred a general suspension, material limitation, or significant disruption of trading in securities generally on the New York Stock Exchange or in the domestic market for U.S. Treasury securities or derivatives, then such interest rate quotes shall expire, and no purchase or sale of Notes hereunder shall be made based on such expired interest rate quotes. If the Company thereafter notifies Hancock of the Acceptance of any such interest rate quotes, such Acceptance shall be ineffective for all purposes of this Agreement, and Hancock shall promptly notify the Company that the provisions of this Section 2.8 are applicable with respect to such Acceptance.

Section 2.9. Facility Closings.

(a) Not later than 11:30 a.m. New York City local time on the Closing Date for any Accepted Notes, the Company will deliver to each Purchaser listed in the Notice of Acceptance relating thereto at the offices of Sullivan & Worcester LLP, One Post Office Square, Boston, Massachusetts 02109, the Accepted Notes to be purchased by such Purchaser in the form of one or more Notes in authorized denominations as such Purchaser may request for each Series of Accepted Notes to be purchased on such Closing Date, dated such Closing Date and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for credit to the account of the Company to the account specified in the Request for Purchase of such Notes. The closing of a purchase of Notes under this Agreement is a “Closing” with the first Closing occurring after the Facility Closing Date being the “Initial Closing”.

(b) If the Company fails to tender to any Purchaser the Accepted Notes to be purchased by such Purchaser on the Closing Date for such Accepted Notes as provided above in this Section 2.9, or any of the conditions specified in ARTICLE 3 shall not have been fulfilled by the time required on such Closing Date, the Company shall, prior to 1:00 p.m. New York City local time on such Closing Date notify Hancock (which notification shall be deemed received by each Purchaser) in writing whether (i) such Closing is to be rescheduled (such rescheduled date to be a Business Day not less than one Business Day after the currently scheduled Closing Date and not more than thirty (30) days after the last day of the Closing Period for such Accepted Notes (the “Rescheduled Closing Date”)) and certify to Hancock (which certification shall be for the benefit of each Purchaser of such Accepted Notes) that the Company reasonably believes that it will be able to comply with the conditions set forth in ARTICLE 3 on such Rescheduled Closing Date and that the Company will pay the Delayed Delivery Fee in accordance with Section 2.10(a) or (ii) that such Closing is to be canceled. The Company may elect to reschedule a Closing with respect to any given Accepted Notes on more than one occasion, provided no Rescheduled Closing Date may be more than thirty (30) days after the last day of the Closing Period for such Accepted Notes. In the event that the Company fails to give notice that the Closing is to be cancelled or rescheduled as contemplated by this Section 2.9(b), and the Closing has not otherwise occurred Hancock (on behalf of each Purchaser) may at its election, at any time after 1:00 p.m. New York City local time on such scheduled Closing Date, notify the Company in writing that such Closing is to be canceled.

Section 2.10. Fees.

(a) Delayed Delivery Fee. If the Closing of any Accepted Note is delayed for any reason beyond the Closing Period for such Accepted Note, the Company will pay to the Purchaser of such Accepted Note on the earlier of the Cancellation Date or the actual Closing Date of such purchase and sale a fee (herein called the “Delayed Delivery Fee”) calculated as follows:

(BEY - MMY) * DTS/360 * PA

where “BEY” means Bond Equivalent Yield, i.e., the bond equivalent yield per annum of such Accepted Note; “MMY” means Money Market Yield, i.e., the yield per annum on a commercial paper investment selected by Hancock on the date Hancock receives notice of the delay in or cancellation of the Closing for such Accepted Note having a maturity date or dates the same as, or closest to, the Rescheduled Closing Date or Rescheduled Closing Dates (a new alternative investment being selected by Hancock each time such closing is delayed); “DTS” means Days to Settlement, i.e., the number of actual days elapsed from and including the original Closing Date with respect to such Accepted Note to the Cancellation Date or the number of actual days elapsed from and including the first day after the end of the Closing Period to the actual Closing Date of such purchase and sale, as applicable; and “PA” means Principal Amount, i.e., the principal amount of the Accepted Note for which such calculation is being made. In no case shall the Delayed Delivery Fee be less than zero. Nothing contained herein shall obligate any Purchaser to purchase any Accepted Note on any day other than the Closing Date or the Rescheduled Closing Date, if applicable, for such Accepted Note.

(b) Cancellation Fee. If the Company at any time notifies Hancock in writing that the Company is canceling the Closing for any Accepted Note, or if Hancock notifies the Company in writing under the circumstances set forth in the last sentence of Section 2.9(b) that the Closing of such Accepted Note is to be canceled, or if the Closing for such Accepted Note is not consummated on or prior to the thirtieth (30th) day after the last day of the Closing Period, for any reason other than a breach by Hancock

(the date of any such notification, or such thirtieth (30th) day, as the case may be, being herein called the “Cancellation Date”), the Company will pay the intended Purchaser of such Accepted Note in immediately available funds an amount (the “Cancellation Fee”) calculated as follows:

PI * PA

where “PI” means Price Increase, i.e., the quotient (expressed in decimals) obtained by dividing (a) the excess of the ask price (as determined by Hancock) of the Hedge Treasury Note(s) on the Cancellation Date over the bid price (as determined by Hancock) of the Hedge Treasury Notes(s) on the Acceptance Date for such Accepted Note by (b) such bid price; and “PA” has the meaning ascribed to it in Section 2.10(a). The foregoing bid and ask prices shall be as reported by the publicly available source of such market data as is then customarily used by Hancock. Each price shall he rounded to the second decimal place. In no case shall the Cancellation Fee be less than zero.

ARTICLE 3. CONDITIONS TO CLOSING.

Each Purchaser’s obligation to purchase and pay for any Accepted Notes is subject to the fulfillment to such Purchaser’s satisfaction of the following conditions on or before the Closing Date for such Notes:

Section 3.1. Representations and Warranties. The representations and warranties by the Company in ARTICLE 4 (as updated by any update to the Ownership Schedule or Schedule 4.15 delivered with the Request for Purchase applicable to such Accepted Notes) and by the Subsidiary Guarantors in the Subsidiary Guaranty shall be true, complete and correct, in all material respects, as of such Closing Date as if made on and as of such Closing Date, except to the extent of changes caused by the transactions contemplated by the issuance and sale of such Accepted Notes, and to the extent such representations or warranties refer to an earlier date, in which case they shall be true, complete and correct, in all material respects, as of such earlier date.

Section 3.2. Performance; No Default. The Company and each Restricted Subsidiary shall have performed and complied, in all material respects, with all agreements and conditions contained in this Agreement and the Subsidiary Guaranty required to be performed or complied with by the Company and each such Restricted Subsidiary on or before such Closing Date, and both before and after giving effect to the issue and sale of the Notes at such Closing, no Default or Event of Default shall have occurred and be continuing.

Section 3.3. Closing Documents. Such Purchaser shall have received the following, each dated the date of the Closing Date for such Notes unless otherwise specified below:

(a) the Note(s) to be purchased by such Purchaser on such Closing Date;

(b) a Certificate of the Secretary or an Assistant Secretary of the Company certifying (A) that there have been no changes in the Certificate of Incorporation or other charter document of the Company since the date of the copies of such documents delivered pursuant to Section 1.2(a) (provided that for any Closing Date occurring after the Facility Closing Date, the Company may certify that there has been no change to such charter document since the date on which it was most recently delivered to such Purchaser), (B) that there have been no changes in the By-Laws of the Company since the date of the copies of such By-Laws delivered pursuant to Section 1.2(a) (provided that for any Closing Date occurring after the Facility Closing Date, the Company may certify that there has been no change to such governance document since the date on which it was most recently delivered to such Purchaser), (C) as to resolutions of the Board of Directors or other governing body of the Company authorizing the execution, delivery and performance of each Note Document to which the Company is or is to be a party (copies of which shall be attached), (D) as to the names and true signatures of the incumbent officers of the Company authorized to sign the Note Documents to which the Company is or, in certain cases, is to be a party (provided that for any Closing Date occurring after the Facility Closing Date, the Company may certify that there has been no change to such names and true signatures since the date on which they were most recently delivered to such Purchaser), and (E) that no dissolution or liquidation proceedings as to the Company (except to the extent permitted hereunder) have been commenced or are contemplated and (ii) a Certificate of the Secretary or an Assistant Secretary of each Restricted Subsidiary certifying (A) as to copies of the Certificate of Incorporation or other charter document, as applicable, of such Restricted Subsidiary attached to such Certificate and that there have been no changes to such document other than as attached to such Certificate (provided that for any Closing Date occurring after the date on which a Certificate pursuant to this Section 3.3(b)(ii) has been delivered with respect to such Restricted Subsidiary, such Restricted Subsidiary may certify that there has been no change to such charter documents since the date on which it was most recently delivered to such Purchaser), (B) as to the By-Laws or other similar governance document of such Restricted Subsidiary as in effect on the Closing Date (copies of which shall be attached) (provided that for any Closing Date occurring after the date on which a Certificate pursuant to this Section 3.3(b)(ii) has been delivered with respect to such Restricted Subsidiary, such Restricted Subsidiary may certify that there has been no change to such governance documents since the date on which they were most recently delivered to such Purchaser), (C) as to resolutions of the Board of Directors or other governing body of such Restricted Subsidiary authorizing the execution, delivery and performance of each Note Document to which it is or is to be a party (copies of which shall be attached), (D) as to the names and true signatures of the incumbent officers of such Restricted Subsidiary authorized to sign the Note Documents to which it is or is to be a party (provided that for any Closing Date occurring after the date on which a Certificate pursuant to this Section 3.3(b)(ii) has been delivered with respect to a Restricted Subsidiary, such Restricted Subsidiary may certify that there has been no change to such names and true signatures since the date on which they were most recently delivered to such Purchaser), and (E) that no dissolution or liquidation proceedings as to such Restricted Subsidiary (except to the extent permitted hereunder) have been commenced or are contemplated;

(c) an Officer’s Certificate certifying (i) as to the matters set forth in Section 3.1, Section 3.2 and Section 3.9; (ii) that immediately after the consummation of the transactions contemplated on such Closing Date, the Company and its Restricted Subsidiaries taken as a whole, are and will be Solvent and the Company individually is and will be, Solvent; (iii) that after giving effect to the issuance of all Notes issued at such Closing and the application of the use of proceeds thereof, the Company is in compliance on a pro forma basis with the financial covenants set forth in Section 9.1 through Section 9.3 and in Section 9.9 and setting forth information and computations in reasonable detail demonstrating such compliance; (iv) that true complete and correct copies of each Private Placement Document and Principal Bank Facility Document has been delivered to such Purchaser; and (v) in the case of the Initial Closing, no Change in Control has occurred since the Facility Closing Date;

(d) corporate good standing certificates dated as of a recent date as to the Company and each Restricted Subsidiary from the jurisdiction in which it is organized;

(e) a favorable opinion of Baker Botts L.L.P., special counsel to the Company and the Restricted Subsidiaries (or such other counsel designated by the Company and acceptable to Hancock), satisfactory to Hancock and substantially in the form of Exhibit 3.3(e) and as to such other matters as Hancock may reasonably request. The Company hereby directs such counsel to deliver said opinion, agrees that the issuance and sale of any Notes will constitute a confirmation of that direction, and understands and agrees that Hancock will and is hereby authorized to rely on such opinion; and

(f) a favorable opinion of General Counsel of the Company, as counsel to the Company, satisfactory to Hancock and substantially in the form of Exhibit 3.3(f) and as to such other matters as Hancock may reasonably request. The Company hereby directs such counsel to deliver said opinion, agrees that the issuance and sale of any Notes will constitute a confirmation of that direction, and understands and agrees that Hancock will and is hereby authorized to rely on such opinions.

(g) each Subsidiary that is not an Unrestricted Subsidiary shall have executed and delivered the Subsidiary Guaranty (or a joinder thereto) substantially in the form of Exhibit 3.3(g), and each Purchaser shall have received an affirmation of such Subsidiary Guaranty executed by all then existing Subsidiary Guarantors in form and substance reasonably satisfactory to such Purchaser; and

(h) such additional documents or certificates with respect to the legal matters or corporate or other proceedings related to the transactions contemplated hereby, as the same may be reasonably requested by such Purchaser.

Section 3.4. Opinion of Special Counsel. Such Purchaser shall have received a favorable opinion of Sullivan & Worcester LLP, special counsel to the Purchasers in connection with this Agreement and the transactions contemplated hereby as to such matters as Hancock may reasonably request.

Section 3.5. Purchase Permitted By Applicable Law, Etc. As of such Closing Date, such Purchaser’s purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

Section 3.6. Sale of Other Notes. The Company shall sell to each other Purchaser and each other Purchaser shall purchase the Notes to be purchased by it at such Closing Date as specified in the applicable Notice of Acceptance.

Section 3.7. Payment of Special Counsel Fees. Without limiting the provisions of Section 14.1, the Company shall have paid on or before such Closing Date, the reasonable fees, reasonable charges and reasonable disbursements of the Purchasers’ special counsel referred to in Section 3.4 to the extent reflected in a statement of such counsel rendered to the Company at least one (1) Business Day prior to such Closing Date.

Section 3.8. Private Placement Number. A Private Placement Number issued by CUSIP Global Services shall have been obtained for each Series of Notes issued at such Closing.

Section 3.9. Changes in Corporate Structure; No Material Adverse Effect. Except as reflected in the Ownership Schedule, neither the Company nor any Restricted Subsidiary shall have changed its jurisdiction of organization or, except as otherwise permitted hereunder, been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Section 4.5. Since the Facility Closing Date there shall have been no material adverse change in the business, results of operations, or financial condition of the Company and its Restricted Subsidiaries taken as a whole.

Section 3.10. Proceedings and Documents. All corporate and other organizational proceedings in connection with the transactions contemplated by such Closing and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents related to such transactions as such Purchaser or such special counsel may reasonably request.

ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each Purchaser that:

Section 4.1. Organization; Power and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the requisite corporate power and authority to carry on its business as now conducted, to execute and deliver this Agreement and the other Note Documents to which it is a party and to perform the provisions hereof and thereof.

Section 4.2. Authorization, Etc. This Agreement has been, and, at the time of any issuance of Notes hereunder, such Notes have been, duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and, upon execution and delivery thereof, each such Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 4.3. Disclosure. This Agreement, the documents, certificates or other writings delivered to the Purchasers by or at the direction of the Company in connection with the transactions contemplated hereby and the financial statements described in Section 4.5, most recently delivered to the Purchasers (this Agreement and such documents, certificates or other writings and such financial statements being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Disclosure Documents, since March 31, 2010, there has been no change in the financial condition, results of operations, or business of the Company and its Restricted Subsidiaries taken as a whole except changes that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that would reasonably be expected to have a Material Adverse Effect that has not been set forth in the Disclosure Documents.

Section 4.4. Organization and Ownership of Shares of Subsidiaries; Affiliates.

(a) The Company has provided to the Purchasers (except as noted therein) complete and correct lists of the Company’s Subsidiaries, showing, as to each Subsidiary, the correct name thereof, whether it has been designated an Unrestricted Subsidiary in accordance with Section 8.6, the jurisdiction of its organization and each jurisdiction in which it is qualified to do business, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary (the “Ownership Schedule”).

(b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in the Ownership Schedule as owned by the Company or its Subsidiaries have been validly issued, are fully paid and nonassessable and are so owned free and clear of any Lien (except for liens described in Section 9.4(b) or as otherwise disclosed in the Ownership Schedule).

(c) Each Restricted Subsidiary is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Restricted Subsidiary has the corporate or other power and authority to carry on its business as it is now conducted, to execute and deliver the Note Documents to which it is a party and perform the provisions thereof.

(d) No Restricted Subsidiary is a party to, or otherwise subject to, any agreement or other arrangement that prohibits, restricts, or imposes any condition upon the ability of any such Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on the Ownership Schedule (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), and (iii) the foregoing shall not apply to customary provisions contained in agreements entered into in connection with Permitted Receivables Securitization Financings that impose restrictions on the ability of the special purpose entity party thereto to declare, pay or set aside funds for the making of any distribution in respect of the equity interests issued by such entity or to make or repay loans or advances to or guarantee indebtedness of the Company or any other Subsidiary, (iv) the foregoing shall not apply to restrictions and conditions imposed by the documentation executed in connection with indebtedness for borrowed money incurred by the Company and guaranteed by the Subsidiary Guarantors as long as such restrictions and conditions are no more onerous to the Company and the Subsidiary Guarantors, and no more beneficial to the parties entitled to the protections thereof, than the restrictions and conditions hereunder and (v) the foregoing shall not apply to restrictions and conditions imposed by documentation executed in connection with the Principal Bank Facility as in effect on the date hereof.

Section 4.5. Financial Statements; Material Liabilities. The Company has delivered to each Purchaser (i) the financial statements included in the Company’s Annual Report on 10-K for the year ended March 31, 2010 and the Company’s quarterly reports on 10-Q for the quarters ended June 30, September 30 and December 31, 2010 and (ii) all other financial statements required to have been delivered by Section 6.1. All of said financial statements fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates of such statements and the consolidated results of operations and cash flows as of such dates and for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments). The Company and its Subsidiaries do not have any Material liabilities that are not disclosed on such financial statements (as updated and delivered to the Purchasers from time to time) or otherwise disclosed in the Disclosure Documents.

Section 4.6. Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Company or any Restricted Subsidiary of any Note Document to which it is a party will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien (other than Permitted Liens) in respect of any property of the Company or any such Restricted Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, or any other agreement or instrument to which the Company or any such Restricted Subsidiary is bound or by which the Company or any such Restricted Subsidiary or any of their respective properties may be bound or affected which would reasonably be expected to have a Material Adverse Effect; (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any such Restricted Subsidiary, or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to, or the corporate charter or by-laws of, the Company or any such Restricted Subsidiary.

Section 4.7. Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company or any Restricted Subsidiary of any Note Document to which it is or is to be a party except for certain filings on Form 8-K as may be required by Rule 13a-11 of the Exchange Act and except such as have been obtained and are in full force and effect.

Section 4.8. Litigation; Observance of Agreements, Statutes and Orders.

(a) Except for the matters disclosed on Schedule 4.8 (the “Disclosed Matters”), there are no actions, suits, investigations or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, if adversely determined, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

(b) Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws or the USA Patriot Act) of any Governmental Authority, which default or violation, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

Section 4.9. Taxes. The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes and other assessments required to have been paid by them, except (a) to the extent the failure to do so would not reasonably be expected to have a Material Adverse Effect; or (b) for taxes and assessments, the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that would reasonably be expected to have a Material Adverse Effect.

Section 4.10. Title to Property; Leases. The Company and its Restricted Subsidiaries have good and sufficient title to, or valid leasehold interests in, their respective properties (except as such title or interest may be affected by the Permitted Liens) that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet delivered to the Purchasers or acquired by the Company or any Restricted Subsidiary after the date of such balance sheet (except as sold or otherwise disposed of as permitted by this Agreement), in each case free and clear of Liens other than Permitted Liens.

Section 4.11. Licenses, Permits, Etc. Except as disclosed in Schedule 4.11:

(a) the Company and its Restricted Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, which the failure to own or be licensed would reasonably be expected to have a Material Adverse Effect, without known conflict with the rights of others, except, in each case, as would not reasonably be expected to result in a Material Adverse Effect;

(b) to the best knowledge of the Company, no product of the Company or any of its Subsidiaries infringes in any respect any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person, except, in each case, as would not reasonably be expected to result in a Material Adverse Effect; and

(c) to the best knowledge of the Company, there is no violation by any Person of any right of the Company or any of its Restricted Subsidiaries with respect to any registered patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by the Company or any of its Restricted Subsidiaries, except, in each case, as would not reasonably be expected to result in a Material Adverse Effect.

Section 4.12. Compliance with ERISA.

(a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and would not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that would reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or pursuant to such penalty or excise tax provisions or pursuant to section 401(a)(29) or 412 of the Code or section 4068 of ERISA, other than such liabilities or Liens as would not be individually or in the aggregate Material.

(b) The present value of the aggregate benefit obligations under each of the Plans subject to Title IV of ERISA (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by more than $10,000,000 in the aggregate for all Plans. The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meanings specified in section 3 of ERISA.

(c) The Company and its ERISA Affiliates have not incurred any withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material. The Company and its ERISA Affiliates have made all required contributions to Multiemployer Plans.

(d) The expected post-retirement benefit obligation (determined as of the last Business Day of the Company’s most recently ended fiscal year, for which audited financial statements are available, in accordance with Accounting Standards Codification 715-760 (formerly Financial Accounting Standard Board Statement No. 106), without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.

(e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax would be imposed pursuant to Section 4975(c)(1)(A) (D) of the Code. The representation by the Company in the first sentence of this Section 4.12(e) is made in reliance upon and subject to the accuracy of each Purchaser’s representation in Section 5.3 as to the sources of the funds to be used to pay the purchase price of the Notes to be purchased by such Purchaser.

Section 4.13. Private Offering by the Company; Investment Bankers. Neither the Company nor any agent acting at the Company’s direction has offered the Notes or any similar securities for sale to, or has solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than 45 other Institutional Investors, each of which has been offered the Notes in connection with a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.

Section 4.14. Use of Proceeds; Margin Regulations and Other Regulations. The Company shall use the proceeds from the issuance and sale of each Note as set forth in the applicable Request for Purchase in respect of each such Note; provided that no part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5% of the value of the consolidated assets of the Company and its Subsidiaries, and the Company does not have any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section 4.14, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

Section 4.15. Existing Debt; Future Liens.

(a) Except as described therein, Schedule 4.15 sets forth a complete and correct list of all Debt (other than Debt between the Company and a Restricted Subsidiary or Debt between Restricted Subsidiaries) of the Company and its Restricted Subsidiaries having, in the aggregate, outstanding principal and unfunded commitments in excess of $10,000,000 (including a description of the obligors and obligees, principal amount outstanding, the type and amount of unfunded commitment and a general description of the collateral therefor, if any, and Guaranty thereof, if any). Neither the Company nor any Restricted Subsidiary is in default in the payment of any principal or interest on any such Debt of the Company or such Restricted Subsidiary, and no event or condition exists with respect to any Material Debt of the Company or any Restricted Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b) Except as disclosed in Schedule 4.15, neither the Company nor any Restricted Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien other than a Permitted Lien.

(c) Neither the Company nor any Restricted Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Debt of the Company or such Restricted Subsidiary, any agreement relating thereto or any other agreement (including, but not limited to, its charter or other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurrence of, Debt by the Company or such Restricted Subsidiary, except as specifically indicated in Schedule 4.15.

Section 4.16. Foreign Assets Control Regulations, Etc.

(a) Neither the Company nor any Affiliate is (i) a Person whose name appears on the list of Specifically Designated Nationals and Blocked Persons published by the Office of Foreign Assets Control, U.S. Department of Treasury (“OFAC”) (an “OFAC Listed Person”) or (ii) a department, agency or instrumentality of, or is otherwise controlled by or acting on behalf of, directly or indirectly, (x) any OFAC Listed Person or (y) the government of a country subject to comprehensive U.S. economic sanctions administered by OFAC (each OFAC Listed Person and each other entity described in clause (ii), a “Blocked Person”).

(b) No part of the proceeds from the sale of the Notes hereunder constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used, directly by the Company or indirectly through any Affiliate, in connection with any investment in, or any transactions or dealings with, any Blocked Person where such investments, transactions or dealings could reasonably be expected to cause the purchase, holdings or receipt of any payment or exercise of any rights in respect of any Note by the holder thereof to be subject to any sanctions under, or in violation of, any law or regulation applicable to such holder.

(c) To any Responsible Officer’s actual knowledge after making due inquiry, neither the Company nor any Affiliate (i) is under investigation by any Governmental Authority for, or has been charged with, or convicted of, money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes under any applicable law (collectively, “Anti-Money Laundering Laws”), (ii) has been assessed civil penalties under any Anti-Money Laundering Laws or (iii) has had any of its funds seized or forfeited in an action under any Anti-Money Laundering Laws. The Company has taken reasonable measures appropriate to the circumstances (in any event as required by applicable law), to ensure that the Company and each Affiliate is and will continue to be in compliance with all Anti-Money Laundering Laws.

Section 4.17. Status Under Certain Statutes. Neither the Company nor any Restricted Subsidiary is an “investment company” registered or required to be registered under the Investment Company Act of 1940, as amended, or is subject to regulation under the Public Utility Holding Company Act of 2005, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

Section 4.18. Environmental Matters. Other than the Disclosed Matters or except for which would not reasonably be expected to have a Material Adverse Effect:

(a) Neither the Company nor any Restricted Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Restricted Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them, or other assets, alleging any damage to the environment or violation of any Environmental Laws.

(b) Neither the Company nor any Restricted Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use.

(c) Neither the Company nor any of its Restricted Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them or has disposed of any Hazardous Materials in each case in a manner contrary to any Environmental Laws.

(d) All buildings on all real properties now owned, leased or operated by the Company or any of its Restricted Subsidiaries are in compliance with applicable Environmental Laws.

Section 4.19. Notes Rank Pari Passu. The payment obligations of the Company under this Agreement and the Notes rank not less than pari passu in right of payment with all other Debt (actual or contingent) of the Company except to the extent such other Debt is secured, but then only to the extent such security is permitted by Section 9.4. The payment obligations of each Subsidiary Guarantor under the Subsidiary Guaranty rank not less than pari passu in right of payment with all other Debt (actual or contingent) of such Subsidiary Guarantor, except to the extent such other Debt is secured, but then only to the extent such security is permitted by Section 9.4.

ARTICLE 5. REPRESENTATIONS OF THE PURCHASER.

Each Purchaser, by its acceptance of Notes at a Closing, will be deemed to have made the following representations to the Company at and as of such Closing.

Section 5.1. Purchase for Investment. Each Purchaser severally represents that it is purchasing such Notes for its own account or for one or more separate accounts maintained by it or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or such pension or trust funds’ property shall at all times be within such Purchaser’s or such pension or trust funds’ control. Each Purchaser understands that the Notes will not be registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where registration is not required by law, and that the Company is not required to register the Notes.

Section 5.2. Accredited Investor. Each Purchaser represents that it is an “accredited investor” (as defined in Rule 501(a)(1), (2), (3), (7) or (8) of Regulation D under the Securities Act acting for its own account (and not for the account of others) or as a fiduciary or agent for others (which others are also “accredited investors”). Each Purchaser further represents that such Purchaser has had the opportunity to ask questions of the Company and received answers concerning the terms and conditions of the sale of such Notes.

Section 5.3. Source of Funds. Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of such Notes:

(a) the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(b) the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this subparagraph (c) reasonably in advance of any such Closing, no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d) the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of “control” in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this subparagraph (d) reasonably in advance of any such Closing; or

(e) the Source constitutes assets of a “plan(s)” (within the meaning of Section IV of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV of the INHAM exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Section IV(d) of the INHAM Exemption) owns a 10% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this subparagraph (e) reasonably in advance of any such Closing; or

(f) the Source is a governmental plan; or

(g) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this subparagraph (g); or

(h) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

Any transferee of any Notes shall be deemed to have made the representations in this Section 5.3 (as required by the terms of the Notes) as of the date of such transfer and otherwise provide the Company with the disclosures required by this Section 5.3 reasonably in advance of the transfer of such Notes.

As used in this Section 5.3, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

ARTICLE 6. INFORMATION AS TO COMPANY.

Section 6.1. Financial Information. Commencing on the date of the Initial Closing and for so long as any Notes are outstanding, the Company shall deliver to Hancock, and after the Initial Closing to each holder of Notes that is an Institutional Investor:

(a) Quarterly Statements — within 60 days after the first three fiscal quarters in each fiscal year of the Company,

(i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

(ii) consolidated statements of earnings of the Company and its Subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, and

(iii) consolidated statements of changes in shareholders’ equity and cash flows of the Company and its Subsidiaries for the portion of the fiscal year ending with such quarter,

setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the consolidated financial position of the Company and its Subsidiaries and their consolidated results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that filing the Company’s Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor with the Securities and Exchange Commission within the time period specified above shall be deemed to satisfy the requirements of this Section 6.1(a) and, provided further, that the Company shall be deemed to have made such delivery of such Form 10-Q if it shall have timely made such Form 10-Q available on “EDGAR” and on its home page on the worldwide web (at the date of this Agreement located at: http//www.eaglematerials.com) and shall have given each Purchaser prior notice of such availability on EDGAR and on its home page in connection with each delivery (such availability and notice thereof being referred to as “Electronic Delivery”);

(b) Annual Statements — within 105 days after the end of each fiscal year of the Company,

(i) a consolidated balance sheet of the Company and its Subsidiaries, as at the end of such year, and

(ii) consolidated statements of earnings, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries, for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that filing the Company’s Annual Report on Form 10-K for such fiscal year (together with the Company’s annual report to shareholders, if any, prepared pursuant to Rule 14a 3 under the Exchange Act) prepared in accordance with the requirements therefor with the Securities and Exchange Commission within the time period specified above of shall be deemed to satisfy the requirements of this Section 6.1(b), provided further, that the Company shall be deemed to have made such delivery of such Form 10-K if it shall have timely made Electronic Delivery thereof;

(c) SEC and Other Reports — except for filings referred to in Section 6.1(a) and Section 6.1(b) above, promptly upon becoming available and, to the extent applicable, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Restricted Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Restricted Subsidiary with the Securities and Exchange Commission and of all press releases and other statements made available generally by the Company or any Restricted Subsidiary to the public concerning developments that are Material; provided, that the Company shall be deemed to have made such delivery of any such information if it shall have timely made Electronic Delivery thereof;

(d) Projections — to the extent required by any Principal Bank Facility, as soon as available, but in any event not more than 75 days after the end of each fiscal year of the Company, a copy of the plan and forecast (including a projected consolidated balance sheet, income statement and cash flow statement) of the Company and its Subsidiaries for the upcoming fiscal year;

(e) Notice of Accounting Changes — concurrently with any delivery of financial statements under subparagraph (a) or (b) above, a certificate of a Senior Financial Officer of the Company stating whether any change in GAAP or in the application thereof which has affected or will affect the financial statements required to be delivered pursuant to Section 6.1 has occurred since the date of the last prior audited financial statement delivered to Hancock and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate; and

(f) Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes.

Notwithstanding the foregoing, in the event that one or more Unrestricted Subsidiaries shall either (i) own more than 20% of the total consolidated assets of the Company and its Subsidiaries, or (ii) account for more than 20% of the consolidated gross revenues of the Company and its Subsidiaries, determined in each case in accordance with GAAP, then, within the respective periods provided in Section 6.1(a) and Section 6.1(b) above, the Company shall deliver to Hancock and to each holder of Notes that is an Institutional Investor unaudited financial statements of the character and for the dates and periods as in Section 6.1(a) and Section 6.1(b) covering such group of Unrestricted Subsidiaries (on a consolidated basis), together with a consolidating statement reflecting eliminations or adjustments required to reconcile the financial statements of such group of Unrestricted Subsidiaries to the financial statements delivered pursuant to Section 6.1(a) and Section 6.1(b).

Section 6.2. Other Reporting. Commencing on the date of the Initial Closing and for so long as any Notes are outstanding, the Company shall deliver to each holder of Notes that is an Institutional Investor:

(a) Notice of Default or Event of Default — promptly, and in any event within five (5) Business Days after a Responsible Officer becomes aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 10.1(g), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

(b) ERISA Matters — promptly, and in any event within five (5) Business Days after a Responsible Officer becomes aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

(i) with respect to any Plan, the notification to the Pension Benefit Guaranty Corporation of any reportable event, as defined in section 4043(c) of ERISA and the regulations and other guidance thereunder, for which notice thereof has not otherwise been waived pursuant to section 4043 and such regulations as in effect on the date hereof; or

(ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

(iii) any event, transaction or condition that would result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or a penalty or excise tax under the provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, would reasonably be expected to have a Material Adverse Effect;

(c) Notices from Governmental Authority — promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that would reasonably be expected to have a Material Adverse Effect;

Section 6.3. Officer’s Certificate. Each set of financial statements delivered after the Initial Closing to a holder of Notes pursuant to Section 6.1(a) or Section 6.1(b) shall be accompanied by a certificate of a Senior Financial Officer setting forth (which, in the case of Electronic Delivery of any such financial statements, shall be by separate concurrent delivery of such certificate to each holder of Notes):

(a) Covenant Compliance — the information required in order to establish whether the Company was in compliance with the requirements of Section 9.1 through Section 9.3, inclusive, and Section 9.9 as of the end of the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

(b) Event of Default — a statement that such officer has reviewed the relevant terms hereof and such review has not disclosed the existence during the quarterly or annual period covered by the statements then being furnished of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

Section 6.4. Visitation. Commencing on the date of the Initial Closing and for so long as any Notes are outstanding, the Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

(a) No Default — if no Event of Default then exists and is continuing, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Restricted Subsidiaries with the Company’s officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Restricted Subsidiary, but in any event not more than once per year for each such holder; and

(b) Default — if an Event of Default then exists and is continuing, at the expense of the Company, to visit and inspect any of the offices or properties of the Company or any Restricted Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Restricted Subsidiaries), all at such times and as often as may be requested by each such holder.

ARTICLE 7. PAYMENT OF THE NOTES.

Section 7.1. Required Prepayments. Each Series of Notes shall be subject to scheduled prepayments, if any, set forth in the Notice of Acceptance for the Notes of such Series.

Section 7.2. Optional Prepayments with Make-Whole Amount. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes of any Series in an amount not less than $1,000,000, in the case of a partial prepayment (or such lesser amount as shall be required to effect a partial prepayment resulting from an offer of prepayment pursuant to Section 9.5), at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, plus the Make-Whole Amount determined for the Settlement Date with respect to such Called Principal.

Section 7.3. Notice of Optional Prepayment. The Company will give each holder of Notes written notice of each optional prepayment under Section 7.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify the date (which shall be a Business Day) of prepayment, the aggregate principal amount of the Notes of the applicable Series to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 7.4), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid.

Section 7.4. Allocation of Partial Prepayments. In the case of each partial prepayment of a Series of Notes pursuant to the provisions of Section 7.1 or Section 7.2, the principal amount of the Notes of the Series to be prepaid shall be allocated among all of the Notes of such Series at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof. Any partial prepayment of a Series of the Notes pursuant to Section 7.2 shall be applied in satisfaction of scheduled prepayments of principal for such Series on a pro rata basis.

Section 7.5. Maturity; Surrender, Etc. In the case of each prepayment of Notes pursuant to this ARTICLE 7, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

Section 7.6. Purchase of Notes. The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes of any Series except (a) upon the payment or prepayment of all of the Notes of such Series in accordance with the terms of this Agreement and the Notes of such Series or (b) pursuant to a written offer to purchase any outstanding Notes of such Series made by the Company or an Affiliate pro rata to the holders of the Notes of such Series upon the same terms and conditions. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement, and no Notes may be issued in substitution or exchange for any such Notes.

Section 7.7. Make-Whole Amount. The term “Make-Whole Amount” means, with respect to any Series of Notes, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Series, minus the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount for a Series of Notes, the following terms listed after “Called Principal” have the following meanings with respect to the Called Principal of such Series of Notes:

“Called Principal” means, with respect to a Series of Notes, the principal of such Series of Notes that is to be prepaid pursuant to Section 7.2 or has become or is declared to be immediately due and payable pursuant to Section 11.1, as the context requires.

“Discounted Value” means the amount obtained by discounting all Remaining Scheduled Payments from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on such Notes is payable) equal to the Reinvestment Yield.

“Reinvestment Yield” means 0.50% plus the yield to maturity calculated by using (i) the yields reported, as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date on screen “PX-1” on the Bloomberg Financial Market Service (or such other display on the Bloomberg Financial Market Service having the same information if “PX-1” is replaced by the Bloomberg Financial Market Service) for the most recently issued, actively traded, on-the-run benchmark U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. In either case, the yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the most recently issued, actively traded, on-the-run benchmark U.S. Treasury security with the maturity closest to and greater than the Remaining Average Life and (2) the most recently issued, actively traded, on-the-run benchmark U.S. Treasury security with the maturity closest to and less than the Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

“Remaining Average Life” means the number of years (calculated to the nearest one twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment by (b) the number of years (calculated to the nearest one twelfth year) that will elapse between the Settlement Date and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means all payments of such Called Principal and interest thereon that would be due after the Settlement Date if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of such Note, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 7.2 or Section 11.1.

“Settlement Date” means, the date on which such Called Principal is to be prepaid pursuant to Section 7.2 or has become or is declared to be immediately due and payable pursuant to Section 11.1, as the context requires.

Section 7.8. Change in Control. Commencing on the date of the Initial Closing and for so long as any Notes are outstanding:

(a) Notice of Change in Control or Control Event. The Company will, within 15 Business Days after any Responsible Officer has knowledge of the occurrence of any Change in Control or Control Event, give written notice of such Change in Control or Control Event to each holder of Notes. If a Change in Control has occurred, such notice shall contain and constitute an offer to prepay Notes of each Series as described in subparagraph (b) of this Section 7.8 and shall be accompanied by the certificate described in subparagraph (e) of this Section 7.8.

(b) Offer to Prepay Notes Without Make-Whole. The offer to prepay Notes contemplated by subparagraph (a) of this Section 7.8 shall be an offer to prepay, in accordance with and subject to this Section 7.8, all, but not less than all, the Notes held by each holder (in this case only, “holder” in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the “Proposed Prepayment Date”). Such Proposed Prepayment Date (which shall be a Business Day) shall be not less than 20 days and not more than 30 days after the date of such offer (if the Proposed Prepayment Date shall not be specified in such offer, the Proposed Prepayment Date shall be the twentieth day after the date of such offer).

(c) Acceptance; Rejection. A holder of Notes may accept or reject the offer to prepay made pursuant to this Section 7.8 by causing a notice of such acceptance or rejection to be delivered to the

Company at least five (5) Business Days prior to the Proposed Prepayment Date. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 7.8 shall be deemed to constitute a rejection of such offer by such holder.

(d) Prepayment. Prepayment of the Notes to be prepaid pursuant to this Section 7.8 shall be at 100% of the principal amount of such Notes, together with interest on such Notes accrued to the date of prepayment. No Make-Whole Amount shall be due or owed by the Company when a prepayment is made pursuant to this Section 7.8. The prepayment shall be made on the Proposed Prepayment Date.

(e) Officer’s Certificate. Each offer to prepay the Notes pursuant to this Section 7.8 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying: (i) the Proposed Prepayment Date; (ii) that such offer is made pursuant to this Section 7.8; (iii) the outstanding principal amount of each Note offered to be prepaid; (iv) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date; (v) that the conditions of this Section 7.8 have been fulfilled; and (vi) in reasonable detail, the nature and date of the Change in Control.

(f) “Change in Control” Defined. “Change in Control” means the following events or circumstances:

The acquisition by any party, or two or more parties acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 50% or more of the outstanding shares of the stock of the Company entitled to elect 50% or more of the members of the board of directors of the Company.

(g) “Control Event” Defined. “Control Event” means:

(i) the execution by the Company or any of its Subsidiaries or Affiliates of any agreement or letter of intent with respect to any proposed transaction or event or series of transactions or events which, individually or in the aggregate, would reasonably be expected to result in a Change in Control,

(ii) the execution of any written agreement which, when fully performed by the parties thereto, would result in a Change in Control, or

(iii) the making of any written offer by any person (as such term is used in section 13(d) and section 14(d)(2) of the Exchange Act as in effect on the date of the Closing) or related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act as in effect on the date of the Closing) to the holders of the common stock of the Company, which offer, if accepted by the requisite number of such holders, would result in a Change in Control.

ARTICLE 8. AFFIRMATIVE COVENANTS.

The Company covenants that commencing on the date of the Initial Closing and for so long as any Notes are outstanding:

Section 8.1. Compliance with Law. Without limiting Section 9.8, the Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, ERISA, the USA Patriot Act and Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case, to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 8.2. Insurance. The Company will, and will cause each of its Restricted Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated, except where failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 8.3. Maintenance of Properties. The Company will, and will cause each of its Restricted Subsidiaries to, keep and maintain all of its and their respective property in good working order and condition, ordinary wear and tear excepted, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

Section 8.4. Payment of Taxes and Claims. The Company will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all tax liabilities and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Restricted Subsidiary not permitted by Section 9.4, provided that neither the Company nor any Subsidiary need pay any such tax or assessment or claims if the amount, applicability or validity thereof is contested by the Company or such Subsidiary in good faith and in appropriate proceedings, and (i) the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the non-filing or nonpayment pending such contest, as the case may be, individually or, of all such taxes and assessments or claims in the aggregate would not reasonably be expected to have a Material Adverse Effect.

Section 8.5. Corporate Existence, Etc. Subject to Section 9.5 and Section 9.6, the Company will at all times preserve and keep in full force and effect (i) its corporate existence and the corporate existence of each of its Restricted Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence of any of its Restricted Subsidiaries would not, individually or in the aggregate, have a Material Adverse Effect and (ii) all rights and franchises of the Company and its Restricted Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise would not, individually or in the aggregate, have a Material Adverse Effect.

Section 8.6. Designation of Subsidiaries. The Company may from time to time designate a Subsidiary as an Unrestricted Subsidiary or a Restricted Subsidiary; provided, however, that at the time of such designation and immediately after giving effect thereto, (a) no Default or Event of Default would exist under the terms of this Agreement, and (b) the Company and its Restricted Subsidiaries would be in compliance with all of the covenants set forth in this ARTICLE 8 and ARTICLE 9 if tested on the date of such action and provided, further, that once a Subsidiary has been designated an Unrestricted Subsidiary, it shall not thereafter be redesignated as a Restricted Subsidiary on more than one occasion, and once a Subsidiary has been designated a Restricted Subsidiary it shall not thereafter be redesignated as an Unrestricted Subsidiary on more than one occasion. Within ten (10) days following any designation described above, the Company will deliver to each holder of Notes a notice of such designation accompanied by a certificate signed by a Senior Financial Officer of the Company certifying compliance with all requirements of this Section 8.6 and setting forth all information required in order to establish such compliance.

Section 8.7. Notes to Rank Pari Passu. All payment obligations arising under this Agreement and the Notes shall be maintained at a rank (i) not less than pari passu with all other Notes from time to time issued and outstanding hereunder, without any preference among themselves and (ii) not less than pari passu with all other Debt (actual or contingent) of the Company except to the extent such other Debt is secured, but then only to the extent such security is permitted pursuant to Section 9.4. All payment obligations under the Subsidiary Guaranty of each Subsidiary Guarantor in respect of the Notes and the Subsidiary Guaranty shall be maintained (i) at a rank pari passu with all payment obligations of such Subsidiary Guarantor under the Subsidiary Guaranty and the Notes guaranteed thereby, without any preference among themselves and (ii) not less than pari passu in respect of all other Debt (actual or contingent) of such Subsidiary Guarantor except to the extent such other Debt is secured, but then only to the extent such security is permitted pursuant to Section 9.4.

Section 8.8. Additional Subsidiary Guarantors. The Company will cause each Subsidiary, other than a Subsidiary then designated an Unrestricted Subsidiary in accordance with Section 8.6, to deliver to the holders of the Notes the following items:

(a) the Subsidiary Guaranty or a joinder thereto executed by such Subsidiary;

(b) a certificate signed by an authorized Responsible Officer of the Company making representations and warranties to the effect of those contained in Section 4.1, Section 4.2, Section 4.4, Section 4.6 and Section 4.7, with respect to such Subsidiary and the Subsidiary Guaranty (or joinder thereto), as applicable; and

(c) upon the request of the Required Holders, an opinion of counsel (who may be in-house counsel for the Company if delivered other than in connection with a Closing) addressed to each of the holders of the Notes and reasonably satisfactory to the Required Holders, to the effect that the Subsidiary Guaranty by such Person has been duly authorized, executed and delivered and that the Subsidiary Guaranty constitutes the legal, valid and binding obligation of such Person enforceable in accordance with its terms, except as an enforcement of such terms may be limited by bankruptcy, insolvency, fraudulent conveyance and similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

Section 8.9. Books and Records. The Company will, and will cause each of its Restricted Subsidiaries to, maintain proper books of record and account in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company or such Restricted Subsidiary, as the case may be.

Section 8.10. Broker’s Fees. The Company will pay any and all broker’s fees or finder’s fees or commissions to the extent the Company retains the services of such brokers or finders in connection with the sale of the Notes and the other transactions contemplated hereby.

ARTICLE 9. NEGATIVE COVENANTS.

The Company covenants that commencing on the date of the Initial Closing and for so long as any of the Notes are outstanding:

Section 9.1. Consolidated Debt to Consolidated EBITDA. The Company will not permit the ratio of Consolidated Debt to Consolidated EBITDA (Consolidated EBITDA to be calculated as at the end of each fiscal quarter for the four consecutive fiscal quarters then ended, taken as a single period) to exceed 3.50 to 1.00. For so long as a Restricted Subsidiary is a general partner of Texas Lehigh then, solely for the purposes of this Section 9.1, to the extent not otherwise included in such determinations, Consolidated Debt as of any date shall include 50% of the total Debt of Texas Lehigh as of such date.

Section 9.2. Priority Debt. The Company will not permit the aggregate amount of all Priority Debt to exceed 20% of Consolidated Net Worth, determined as of the end of the then most recently ended fiscal quarter of the Company.

Section 9.3. Interest Coverage Ratio. The Company will not permit the ratio of Consolidated EBITDA to Consolidated Interest Expense for each period of four consecutive fiscal quarters (calculated as at the end of each fiscal quarter for the four consecutive fiscal quarters then ended, taken as a single period) to be less than 2.50 to 1.00.

Section 9.4. Limitation on Liens. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property or asset (including, without limitation, any document or instrument in respect of goods or accounts receivable) of the Company or any such Restricted Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom, or assign or otherwise convey any right to receive income or profits (unless it makes, or causes to be made, effective provision whereby the Notes will be equally and ratably secured with any and all other obligations thereby secured, such grant of any Lien to be pursuant to an agreement reasonably satisfactory to the Required Holders and, in any such case, the Notes shall have the benefit, to the fullest extent that, and with such priority as, the holders of the Notes may be entitled under applicable law, of an equitable Lien on such property), except the following (collectively, “Permitted Liens”):

(a) Liens created pursuant to the terms of the Note Documents or otherwise securing the Notes;

(b) Liens for taxes, assessments or other governmental charges that are not yet due and payable or the payment of which is not at the time required by Section 8.4;

(c) any attachment or judgment Lien, unless the judgment it secures shall not, within 60 days after the entry thereof, have been satisfied, discharged or execution thereof stayed pending appeal, or shall not have been discharged within 60 days after the expiration of any such stay;

(d) Liens incidental to the conduct of business or the ownership of properties and assets (including landlords’, carriers’, warehousemen’s, mechanics’, materialmen’s and other similar Liens) for sums not overdue by more than 60 days or are being contested in compliance with Section 8.4, Liens to secure the performance of bids, tenders, leases, or trade contracts, or to secure statutory obligations (including obligations under workers compensation, unemployment insurance and other social security legislation), surety or appeal bonds or other Liens incurred in the ordinary course of business and not in connection with the borrowing of money, Liens arising from UCC financing statements filed for notice purposes in respect of operating leases and Liens in favor of depositary banks or securities intermediaries incurred in the ordinary course of business and not in connection with the incurrence of Debt;

(e) leases or subleases granted to others, easements, rights-of-way, restrictions and other similar charges or encumbrances, in each case incidental to the ownership of property or assets or the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries, or Liens incidental to minor survey exceptions, zoning restrictions and the like, provided that such Liens do not, in the aggregate, materially detract from the value of such property;

(f) Liens securing Debt of a Restricted Subsidiary to the Company or to a Wholly-Owned Restricted Subsidiary;

(g) Liens existing as of the Facility Closing Date and reflected in Schedule 9.4;

(h) Liens given to secure the payment of the purchase price incurred in connection with the acquisition, construction or improvement of property (other than accounts receivable or inventory) useful and intended to be used in carrying on the business of the Company or a Restricted Subsidiary, including Liens existing on such property at the time of acquisition or construction thereof or Liens incurred within 365 days of such acquisition or completion of such construction or improvement, provided that (i) the Lien shall attach solely to the property acquired, purchased, constructed or improved; (ii) at the time of acquisition, construction or improvement of such property (or, in the case of any Lien incurred within 365 days of such acquisition or completion of such construction or improvement, at the time of the incurrence of the Debt secured by such Lien), the aggregate amount remaining unpaid on all Debt secured by such Lien on such property, whether or not assumed by the Company or a Restricted Subsidiary, shall not exceed the lesser of (y) the cost of such acquisition, construction or improvement or (z) the Fair Market Value of such property (as determined in good faith by one or more officers of the Company to whom authority to enter into the transaction has been delegated by the board of directors of the Company); and (iii) at the time of such incurrence and after giving effect thereto, no Default or Event of Default would exist;

(i) any Lien existing on property of a Person immediately prior to its being consolidated with or merged into the Company or a Restricted Subsidiary after the Facility Closing Date or its becoming a Restricted Subsidiary after the Facility Closing Date (other than after being designated a Restricted Subsidiary pursuant to Section 8.6), or any Lien existing on any property acquired after the Facility Closing Date by the Company or any Restricted Subsidiary at the time such property is so acquired (whether or not the Debt secured thereby shall have been assumed), provided that (i) no such Lien shall have been created or assumed in contemplation of such consolidation or merger or such Person’s becoming a Restricted Subsidiary or such acquisition of property, (ii) each such Lien shall extend solely to the item or items of property so acquired and, if required by the terms of the instrument originally creating such Lien, other property which is an improvement to or is acquired for specific use in connection with such acquired property, and (iii) at the time of such merger, consolidation, incurrence or acquisition and after giving effect thereto, no Default or Event of Default would exist;

(j) any extensions, renewals or replacements of any Lien permitted by the preceding subparagraphs (f), (g), (h) and (i) of this Section 9.4, provided that (i) no additional property shall be encumbered by such Liens, (ii) the unpaid principal amount of the Debt or other obligations secured thereby shall not be increased on or after the date of any extension, renewal or replacement, and (iii) at such time and immediately after giving effect thereto, no Default or Event of Default would exist;

(k) Liens granted on accounts receivable and all Related Rights conveyed in connection with Permitted Receivables Securitization Financings; and

(l) Liens securing Priority Debt of the Company or any Restricted Subsidiary, provided that the aggregate principal amount of any such Priority Debt shall be permitted by Section 9.2.

Notwithstanding anything contained in this Section 9.4, the Company shall not, and shall not permit any Subsidiary to (i) create or permit to exist any Lien on any property securing Debt outstanding or issued under the Principal Bank Facility or any Private Placement Financing unless and until the Notes shall be secured equally and ratably with such Debt pursuant to an agreement or agreements reasonably acceptable to the Required Holders or (ii) create or permit to exist any Lien on any property securing Debt owing to any Person who is an obligor in respect of the Principal Bank Facility or a Private Placement Financing unless through an intercreditor agreement or otherwise, the holders of the Notes are given a pari passu claim against such property securing such Debt.

Section 9.5. Sales of Assets. Except as permitted by Section 9.6, the Company will not, and will not permit any Restricted Subsidiary to, sell, lease or otherwise dispose of any substantial part (as defined below) of the assets of the Company and its Restricted Subsidiaries; provided, however, that the Company or any Restricted Subsidiary may sell, lease or otherwise dispose of assets constituting a substantial part of the assets of the Company and its Restricted Subsidiaries if such assets are sold in the ordinary course and upon fair and reasonable terms that, if such transaction is with an Affiliate, are not materially less favorable to the Company or such Restricted Subsidiary, taken as a whole, than would be obtainable in a comparable arms’-length transaction with a Person not an Affiliate, and, at such time and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and an amount equal to the net proceeds received from such sale, lease or other disposition (but only with respect to that portion of such assets that exceeds the definition of “substantial part” set forth below) shall be used within 365 days of such sale, lease or disposition, in any combination:

(1) for working capital purposes (with respect to any Receivables Securitization Financing), or to acquire assets used or useful in carrying on the business of the Company and its Restricted Subsidiaries and having a value at least equal to the value of such assets sold, leased or otherwise disposed of; and/or

(2) to prepay or retire Senior Debt of the Company and/or its Restricted Subsidiaries, provided that (i) the Company shall offer to prepay each outstanding Note ratably with all such Senior Debt prepaid or retired, and (ii) any such prepayment of the Notes shall be made in accordance with the terms of Section 7.2.

As used in this Section 9.5, a sale, lease or other disposition of assets shall be deemed to be a “substantial part” of the assets of the Company and its Restricted Subsidiaries if the book value of such assets, when added to the book value of all other assets sold, leased or otherwise disposed of by the Company and its Restricted Subsidiaries during the period of 12 consecutive months ending on the date of such sale, lease or other disposition, exceeds 10% of the book value of Consolidated Total Assets, determined as of the end of the fiscal quarter immediately preceding such sale, lease or other disposition; provided that there shall be excluded from any determination of a “substantial part” any (i) sale or disposition of assets in the ordinary course of business of the Company and its Restricted Subsidiaries, (ii) any transfer of assets from the Company to any Wholly-Owned Restricted Subsidiary or from any Subsidiary to the Company or a Wholly-Owned Restricted Subsidiary, (iii) sales of accounts receivable pursuant to one or more Permitted Receivables Securitization Financings and (iv) any sale or transfer of property acquired by the Company or any Restricted Subsidiary after the date of this Agreement to any Person within 365 days following the acquisition or construction of such property by the Company or any Restricted Subsidiary if the Company or a Restricted Subsidiary shall, concurrently with such sale or transfer, lease such property as lessee.

Section 9.6. Merger and Consolidation. The Company will not, and will not permit any of its Restricted Subsidiaries to, consolidate with or merge with any other Person or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person; provided that:

(a) any Restricted Subsidiary of the Company may (x) consolidate with or merge with, or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to, (i) the Company or another Restricted Subsidiary so long as in any merger or consolidation involving the Company, the Company shall be the surviving or continuing corporation or (ii) any other Person so long as the survivor is a Restricted Subsidiary, or (y) convey, transfer or lease all of its assets in compliance with the provisions of Section 9.5;

(b) any Restricted Subsidiary may liquidate or dissolve if the Company determines in good faith that such liquidation or dissolution is in the best interests of the Company and is not materially disadvantageous to the holders of Notes; and

(c) the foregoing restriction does not apply to the consolidation or merger of the Company with, or the conveyance, transfer or lease of all or substantially all of the assets of the Company in a single transaction or series of transactions to, any Person so long as:

(i) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease substantially all of the assets of the Company as an entirety, as the case may be (the “Successor Entity”), shall be a Solvent entity organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

(ii) if the Company is not the Successor Entity, such Successor Entity shall have executed and delivered to each holder of Notes (in form and substance as shall be reasonably satisfactory to the Required Holders) (a) its assumption of the due and punctual performance and observance of each covenant and condition of each Note Document to which the Company is a party, (b) an opinion of nationally recognized independent counsel, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and (c) an acknowledgment from each Subsidiary Guarantor that the Subsidiary Guaranty continues in full force and effect; and

(iii) immediately before and immediately after giving effect to such transaction no Default or Event of Default would exist.

Section 9.7. Transactions with Affiliates. The Company will not and will not permit any Restricted Subsidiary to enter into directly or indirectly any Material transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Restricted Subsidiary), except (i) in the ordinary course and upon fair and reasonable terms that are not materially less favorable to the Company or such Restricted Subsidiary, taken as a whole, than would be obtainable in a comparable arms’-length transaction with a Person not an Affiliate or (ii) in connection with Permitted Receivables Securitization Financings.

Section 9.8. Terrorism Sanctions Regulations. The Company will not and will not permit any Subsidiary to (a) become a Blocked Person or (b) to the best of the Company’s knowledge after reasonable investigation, engage in any dealings or transactions with any Blocked Person.

Section 9.9. Restricted Subsidiary Group. The Company will at all times require that (i) Consolidated Total Assets equal at least 80% of the consolidated total assets of the Company and all its Subsidiaries, determined in accordance with GAAP and (ii) Consolidated EBITDA for the period of the four fiscal quarters most recently ended equal at least 80% of consolidated EBITDA of the Company and all its Subsidiaries for such period determined in accordance with GAAP.

ARTICLE 10. EVENTS OF DEFAULT.

Section 10.1. Events of Default. An “Event of Default” shall exist if any Notes are outstanding and any of the following conditions or events shall occur and be continuing:

(a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

(b) the Company defaults in the payment of any interest on any Note for more than five (5) Business Days after the same becomes due and payable; or

(c) the Company defaults in the performance of or compliance with any term contained in ARTICLE 9 or any Subsidiary Guarantor defaults in the performance of or compliance with any term of the Subsidiary Guaranty beyond any period of grace or cure period (if any) provided with respect thereto; or

(d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in subparagraphs (a), (b), and (c) of this Section 10.1) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default or (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this subparagraph (d) of Section 10.1); or

(e) the Subsidiary Guaranty ceases to be a legally valid, binding and enforceable obligation or contract of a Subsidiary Guarantor (other than any termination of the Subsidiary Guaranty in accordance with its terms), or the Company or any Subsidiary Guarantor challenges in writing the validity, binding nature or enforceability of any provision of the Subsidiary Guaranty; or

(f) any representation or warranty made in writing by or on behalf of the Company or Subsidiary Guarantor in this Agreement, the Subsidiary Guaranty or by any officer of the Company or any Subsidiary Guarantor in any writing furnished in connection with the transactions contemplated hereby or by any Subsidiary Guaranty proves to have been false or incorrect in any material respect on the date as of which made; or

(g) (i) the Company or any Restricted Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest (in the payment amount of at least $100,000) on any Material Debt other than the Notes beyond any period of grace provided with respect thereto, or (ii) the Company or any Restricted Subsidiary is in default in the performance of or compliance with any term of any instrument, mortgage, indenture or other agreement relating to any Material Debt other than the Notes or any other condition exists, and as a consequence of such default or condition such Debt has become, or has been declared, due and payable, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Material Debt to convert such Debt into equity interests), the Company or any Restricted Subsidiary has become obligated to purchase or repay Material Debt other than the Notes before its regular maturity or before its regularly scheduled dates of payment; provided that this subparagraph (g) shall not apply to secured Debt that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Debt; or

(h) the Company or any Material Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

(i) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Material Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Material Subsidiaries, or any such petition shall be filed against the Company or any of its Material Subsidiaries and such petition shall not be dismissed within 60 days; or

(j) a final judgment or judgments at any one time outstanding for the payment of money aggregating in excess of $10,000,000 (except to the extent covered by independent third-party insurance as to which the insurer acknowledges in writing that such judgment or judgments are covered by such insurance) are rendered against one or more of the Company or any of its Restricted Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

(k) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under Section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under section 4042 of ERISA to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $10,000,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, would reasonably be expected to have a Material Adverse Effect.

As used in Section 10.1(k), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in section 3 of ERISA.

ARTICLE 11. REMEDIES OF DEFAULT, ETC.

Section 11.1. Acceleration.

(a) If an Event of Default with respect to the Company described in Section 10.1(h) or Section 10.1(i) (other than an Event of Default described in clause (i) of Section 10.1(h) or described in clause (vi) of Section 10.1(h) by virtue of the fact that such clause encompasses clause (i) of Section 10.1(h)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b) If any other Event of Default has occurred and is continuing, any holder or holders of more than 50% in aggregate principal amount of the Notes at the time outstanding may at any time, at its or their option, by notice or notices to the Company, declare all the Notes of such Series then outstanding to be immediately due and payable.

(c) If any Event of Default described in Section 10.1(a) or Section 10.1(b) has occurred and is continuing with respect to any Notes, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by such holder or holders to be immediately due and payable.

Upon any Note’s becoming due and payable under this Section 11.1, whether automatically or by declaration, such Note will forthwith mature and the entire unpaid principal amount of such Note, plus (i) all accrued and unpaid interest thereon (including, but not limited to, interest accrued thereon at the Default Rate) and (ii) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except for scheduled prepayments herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid (whether pursuant to Section 7.2 or otherwise) or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

Section 11.2. Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 11.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

Section 11.3. Rescission. At any time after the Notes have been declared due and payable pursuant to Section 11.1(b) or Section 11.1(c), the holders of more than 50% in aggregate principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount and (to the extent permitted by applicable law) any overdue interest in respect of the Notes at the Default Rate, (b) neither the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to ARTICLE 16, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to any Notes. No rescission and annulment under this Section 11.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

Section 11.4. No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under ARTICLE 14, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this ARTICLE 11, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

ARTICLE 12. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

Section 12.1. Registration of Notes. The Company shall keep at its principal executive office a register for the registration of Notes and any transfer thereof. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

Section 12.2. Transfer and Exchange of Notes. Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in ARTICLE 17), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within ten (10) Business Days thereafter, the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes (as requested by the holder thereof) of the same Series in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of the surrendered Note of such Series. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $2,000,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $2,000,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representations set forth in Section 5.2 and Section 5.3.

The Notes have not been registered under the Securities Act or under the securities laws of any state and each holder agrees that such Notes shall not be transferred or resold unless registered under the Securities Act and all applicable state securities laws or unless an exemption from the requirement for such registration is available.

Section 12.3. Replacement of Notes. Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in ARTICLE 17) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, a Person with a minimum net worth of at least $50,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b) in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver not more than ten (10) Business Days following satisfaction of such conditions, in lieu thereof, a new Note of the same Series, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

ARTICLE 13. PAYMENT OF NOTES.

Section 13.1. Place of Payment. Subject to Section 13.2, payments of principal, Make-Whole Amount and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of Bank of America, N.A. in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

Section 13.2. Home Office Payment. So long as any Purchaser or such Purchaser’s nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount and interest by the method and at the address specified for such purpose for such Purchaser on the Purchaser Schedule for such Purchaser attached to the Notice of Acceptance for such Note or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 13.1. Prior to any sale or other disposition of any Note held by any Purchaser or such Person’s nominee, such Person will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 12.2. The Company will afford the benefits of this Section 13.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 13.2.

ARTICLE 14. EXPENSES, ETC.

Section 14.1. Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all reasonable actual out-of-pocket costs and expenses (including reasonable attorneys’ fees of a single special counsel for the Purchasers and, if reasonably required by the Required Holders, local or other counsel) incurred by each Purchaser and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under the Note Documents or in responding to any subpoena or other legal process or informal investigative demand issued in connection with any Note Documents, or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes).

Section 14.2. Survival. The obligations of the Company under this ARTICLE 14 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

ARTICLE 15. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any such Note or portion thereof or interest therein and the payment of any Note may be relied upon by any subsequent holder of any such Note, regardless of any investigation made at any time by or on behalf of any Purchaser or any other holder of any such Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement embodies the entire agreement and understanding between the Purchasers and the Company as of the Facility Closing Date and supersedes all prior agreements and understandings relating to the subject matter hereof.

ARTICLE 16. AMENDMENT AND WAIVER.

Section 16.1. Requirements.

(a) Subject to Section 16.1(a), this Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that after the Initial Closing (i) no amendment or waiver of any of the provisions of ARTICLE 1, ARTICLE 2, ARTICLE 3, ARTICLE 4, ARTICLE 5 and ARTICLE 20 hereof, or any defined term (as it is used in any such ARTICLE), will be effective as to any holder of Notes then outstanding unless consented to by such holder of Notes in writing, and (ii) no such amendment or waiver after the Closing with respect to a Series of Notes may, without the written consent of all of the holders of Notes of each Series at the time outstanding directly affected thereby, (A) subject to the provisions of ARTICLE 11 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest (if such change results in a decrease in the interest rate) or of the Make-Whole Amount on, such Series of Notes, (B) change the percentage of the principal amount of the Series of Notes the holders of which are required to consent to any such amendment or waiver, or (C) amend any of ARTICLE 7, Section 10.1(a), Section 10.1(b), ARTICLE 11, ARTICLE 16 or ARTICLE 19.

(b) Additional Series. Notwithstanding anything to the contrary contained herein, the Company may issue one or more Series of Notes as provided in ARTICLE 2 without obtaining the consent of any holder of any other Series of Notes.

(c) Reduction to Interest Rates, Payments or Make-Whole. Notwithstanding anything to the contrary contained in Section 16.1(a), (i) the interest rate (including the time of payment) and Make-Whole Amount (or other prepayment premium, if applicable) (or method of computation thereof) associated with any Series of Notes and (ii) the scheduled prepayment provisions set forth in Section 7.1 of this Agreement, may be amended with the prior written consent of the Company and all holders of the Notes of such Series, and without any requirements to obtain the prior written consent of the holders of any other Series of Notes.

Section 16.2. Solicitation of Holders of Notes.

(a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this ARTICLE 16 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

(b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions of the Note Documents applicable to such Series of Notes unless such remuneration is concurrently paid, or security is concurrently granted or other credit support is concurrently provided, on the same terms, ratably to each holder of Notes of such Series then outstanding even if such holder did not consent to such waiver or amendment.

(c) Consent in Contemplation of Transfer. Any consent made pursuant to this ARTICLE 16 by a holder of Notes that has transferred or has agreed to transfer its Notes to the Company, any Subsidiary or any Affiliate of the Company and has provided or has agreed to provide such written consent as a condition to such transfer shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder.

Section 16.3. Binding Effect, Etc. Any amendment or waiver consented to as provided in this ARTICLE 16 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note.

Section 16.4. Notes Held by Company, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes or Series of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes or Series of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

ARTICLE 17. NOTICES.

All notices and communications provided for hereunder shall be in writing and sent (a) by email if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), (b) by registered or certified mail with return receipt requested (postage prepaid) or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

(i) if to Hancock or to any Purchaser or holder of a Note which is an Affiliate of Hancock, to Hancock at the address specified for such communications in Schedule A to this Agreement, or at such other address as Hancock shall have specified to the Company in writing;

(ii) if to another Purchaser or such Purchaser’s nominee, to such Purchaser or such Purchaser’s nominee at the address specified for such communications in the Purchaser Schedules for such Purchaser attached to the applicable Notice of Acceptance or at such other address as such Purchaser or such Purchaser’s nominee shall have specified to the Company in writing pursuant to this ARTICLE 17;

(iii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing pursuant to this ARTICLE 17, or

(iv) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Chief Financial Officer, with a copy to the General Counsel, or at such other address as the Company shall have specified to each holder of a Note in writing.

Notices under this ARTICLE 17 will be deemed given only when actually received.

ARTICLE 18. REPRODUCTION OF DOCUMENTS.

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at a Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process, and such Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This ARTICLE 18 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

ARTICLE 19. CONFIDENTIAL INFORMATION.

For the purposes of this ARTICLE 19, “Confidential Information” means information delivered to any Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or any Subsidiary, or through disclosure by any other Person known by such Purchaser to be subject to a confidentiality agreement or undertaking, or (d) constitutes financial statements delivered to such Purchaser under Section 6.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) such Purchaser’s directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by such Purchaser’s), (ii) such Purchaser’s financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this ARTICLE 19, (iii) any other holder of any Note, (iv) any Institutional Investor to which such Purchaser sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this ARTICLE 19), (v) any Person from which such Purchaser offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this ARTICLE 19), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default exists, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes, the Subsidiary Guaranty and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this ARTICLE 19 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this ARTICLE 19.

ARTICLE 20. SUBSTITUTION OF PURCHASER.

Each Purchaser shall have the right to substitute any one of its Affiliates as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Affiliate, shall contain such Affiliate’s agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in ARTICLE 5. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this ARTICLE 20), shall be deemed to refer to such Affiliate in lieu of such original Purchaser. In the event that such Affiliate is so substituted as a Purchaser hereunder and such Affiliate thereafter transfers to such original Purchaser all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, any reference to such Affiliate as a “Purchaser” in this Agreement (other than in this ARTICLE 20), shall no longer be deemed to refer to such Affiliate, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

ARTICLE 21. MISCELLANEOUS.

Section 21.1. Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

Section 21.2. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding (but without limiting the requirement in Section 7.3 that the notice of any optional prepayment specify a Business Day as the date fixed for such prepayment), any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the maturity date of any Note is a date other than a Business Day, the payment otherwise due on such maturity date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

Section 21.3. Accounting Terms. All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (ii) all financial statements shall be prepared in accordance with GAAP; provided, that if at any time any change in GAAP would affect the computation of any financial ratios set forth in this Agreement, and the Company or the Required Holders shall so request, the Company and the Required Holders shall negotiate in good faith to amend such ratio to preserve the original intent thereof in light of such change in GAAP, provided that, until so amended, such ratio shall continue to be computed in accordance with GAAP prior to such change therein. Notwithstanding the foregoing or any other provision of this Agreement, all terms of an accounting or financial nature used in this Agreement shall be construed, and all computations of amounts and ratios referred to in this Agreement shall be made, without giving effect to any election under Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159) (or any accounting standard having a similar effect), to value any Debt or other liability of the Company or a Subsidiary at “fair value” as defined therein.

Section 21.4. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 21.5. Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

For the avoidance of doubt, all Schedules and Exhibits attached to this Agreement shall be deemed to be a part hereof.

Section 21.6. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

Section 21.7. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Section 21.8. Jurisdiction and Process; Waiver of Jury Trial.

(a) The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b) The Company consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 21.8(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in ARTICLE 17 or at such other address of which such holder shall then have been notified pursuant to said Article. The Company agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(c) Nothing in this Section 21.8 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(d) The parties hereto to the fullest extent permitted by law hereby waive trial by jury in any action brought on or with respect to this Agreement, the Notes or any other document executed in connection herewith or therewith.

*  *  *  *  *

The execution hereof by the Purchasers shall constitute a contract among the Company and the Purchasers for the uses and purposes hereinabove set forth. This Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

Very truly yours,

EAGLE MATERIALS INC.

By	/s/ D. Craig Kesler
D. Craig Kesler
Executive Vice President – Finance and
Administration and Chief Financial Officer

[Signature Page: Uncommitted Master Shelf Agreement]

Accepted as of the date first written above.

JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.)

By	/s/ Charles S. Slaybaugh III
Name: Charles S. Slaybaugh III
Title: Director

[Signature Page: Uncommitted Master Shelf Agreement]

Schedule A

HANCOCK NOTICE ADDRESS

John Hancock Life Insurance Company (U.S.A.)

197 Clarendon Street

Boston, Massachusetts 02117

Attention: Bond and Corporate Finance Group, C-2

Fax: (617) 572-1165

With a copy to Field Office:

John Hancock Life Insurance Company (U.S.A.)

128 South Tryon Street, Suite 1588

Charlotte, NC 28202

Attention: Lisa Merritt

Fax: (704) 377-8545

A copy of any notices relating to change in issuer’s name, address or principal place of business or location of collateral and a copy of any legal opinions shall be faxed and mailed to:

John Hancock Life Insurance Company (U.S.A.)

197 Clarendon Street

Boston, Massachusetts 02117

Attention: Investment Law Division, C-3

Fax: (617) 572-9269

Schedule B

DEFINED TERMS

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Acceptance” is defined in Section 2.7.

“Acceptance Date” is defined in Section 2.7.

“Acceptance Window” is defined in Section 2.7.

“Accepted Note” is defined in Section 2.7.

“Affiliate” means, at any time, and with respect to any Person, (i) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person and (ii) with respect to the Company, any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any Person of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.

“Agreement” means this Agreement as it may from time to time be amended or supplemented in accordance with the terms hereof.

“Anti-Money Laundering Laws” is defined in Section 4.16(c).

“Available Facility Amount” is defined in Section 2.2.

“Blocked Person” is defined in Section 4.16(a).

“Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York or Dallas, Texas are required or authorized to be closed.

“Called Principal” is defined in Section 7.7.

“Cancellation Date” is defined in Section 2.10(b).

“Cancellation Fee” is defined in Section 2.10(b).

“Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

“Capital Lease Obligation” means, with respect to any Person and a Capital Lease, the amount of the obligation of such Person as the lessee under such Capital Lease which would, in accordance with GAAP, appear as a liability on a balance sheet of such Person.

“Change in Control” is defined in Section 7.8(f).

“Closing” is defined in Section 2.9(a).

“Closing Date” means, for any Closing, with respect to Accepted Notes, the day that is the later of (i) three (3) Business Days following the delivery of the Notice of Acceptance by the intended Purchasers for such Accepted Notes or (ii) the day specified for the Closing of the purchase and sale of such Accepted Notes in the Acceptance for such Accepted Notes, provided that if the Company and the Purchasers agree on an earlier or later Business Day for such Closing, the “Closing Date” for such Accepted Notes shall be such earlier or later Business Day or (iii) if the Closing of the purchase and sale of such Accepted Notes is rescheduled pursuant to Section 2.9(b), the Closing Date shall be the Rescheduled Closing Date for such Closing (provided the reference in Section 2.10(a) to “original Closing Date” shall mean the Closing Date before such Closing Date was rescheduled pursuant to Section 2.9(b)).

“Closing Period” is defined in Section 2.5.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Company” means Eagle Materials Inc., a Delaware corporation, or any successor that becomes such in the manner prescribed in Section 9.6.

“Confidential Information” is defined in ARTICLE 19.

“Consolidated Debt” means, as of any date of determination, the total amount of all Debt of the Company and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP.

“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period, plus, to the extent deducted in computing such Consolidated Net Income and without duplication, (i) depreciation, depletion, if any, and amortization expense for such period, (ii) Consolidated Interest Expense for such period, (iii) income tax expense for such period, and (iv) other non-cash charges for such period, all as determined on a consolidated basis in accordance with GAAP. For purposes of calculating Consolidated EBITDA for any period of four consecutive quarters, if during such period the Company or any Restricted Subsidiary shall have acquired or disposed of any Person or acquired or disposed of all or substantially all of the operating assets of any Person, Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto as if such transaction had occurred on the first day of such period.

“Consolidated Interest Expense” means, for any period, the aggregate of all interest expense of the Company and its Restricted Subsidiaries deducted in the calculation of Consolidated Net Income for such period, determined on a consolidated basis in accordance with GAAP. For purposes of calculating Consolidated Interest Expense for any period of four consecutive quarters, if during such period the Company or any Restricted Subsidiary shall have acquired or disposed of any Person or acquired or disposed of all or substantially all of the operating assets of any Person, Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such transaction had occurred on the first day of such period.

“Consolidated Net Income” means, for any period, the consolidated net income (or loss) of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP after excluding any positive net income of any Person (other than a Restricted

Subsidiary) in which the Company or any Restricted Subsidiary has an ownership interest, except to the extent that any such positive net income has been actually received by the Company or such Restricted Subsidiary in the form of dividends or similar distributions. For purposes of calculating Consolidated Net Income for any period of four consecutive quarters, if during such period the Company or any Restricted Subsidiary shall have acquired or disposed of any Person or acquired or disposed of all or substantially all of the operating assets of any Person, Consolidated Net Income for such period shall be calculated after giving pro forma effect thereto as if such transaction had occurred on the first day of such period.

“Consolidated Net Worth” means, as of any date of determination, the consolidated stockholders’ equity of the Company and its Restricted Subsidiaries, as defined according to GAAP determined after excluding any assets of or liabilities attributable to any Person (other than a Restricted Subsidiary) in which the Company or any Restricted Subsidiary has an ownership interest.

“Consolidated Total Assets” means, as of any date of determination, the total amount of all assets of the Company and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Control Event” is defined in Section 7.8(f).

“Debt” means, with respect to any Person, without duplication,

(a) its liabilities for borrowed money;

(b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable and other accrued liabilities arising in the ordinary course of business but including, without limitation, all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

(c) its Capital Lease Obligations;

(d) its liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities); and

(e) Guarantees by such Person with respect to liabilities of a type described in any of clauses (a) through (d) hereof.

Debt of any Person shall include all obligations of such Person of the character described in clauses (a) through (e) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” means, with respect to the Notes of any Series, that rate of interest that is 2% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes of such Series.

“Delayed Delivery Fee” is defined in Section 2.10(a).

“Disclosed Matters” is defined in Section 4.8.

“Disclosure Documents” is defined in Section 4.3.

“Discounted Value” is defined in Section 7.7.

“Electronic Delivery” is defined in Section 6.1(a).

“Environmental Laws” means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

“Event of Default” is defined in Section 10.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Facility” is defined in Section 2.2.

“Facility Closing Date” is the date of this Agreement.

“Fair Market Value” means, at any time and with respect to any property, the sale value of such property that would be realized in an arms’-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell), respectively, as reasonably determined in the good faith opinion of the Company’s board of directors.

“GAAP” means those generally accepted accounting principles as in effect from time to time in the United States of America.

“Governmental Authority” means

(a) the government of

(i) the United States of America or any state or other political subdivision thereof, or

(ii) any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which has jurisdiction over any properties of the Company or any Subsidiary, or

(b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Guaranty” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Debt, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

(a) to purchase such Debt or obligation or any property constituting security therefor primarily for the purpose of assuring the owner of such Debt or obligation of the ability of any other Person to make payment of the Debt or obligation;

(b) to advance or supply funds (i) for the purchase or payment of such Debt or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Debt or obligation;

(c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Debt or obligation of the ability of any other Person to make payment of the Debt or obligation; or

(d) otherwise to assure the owner of such Debt or obligation against loss in respect thereof.

In any computation of the Debt or other liabilities of the obligor under any Guaranty, the Debt or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor, provided that the amount of such Debt outstanding for purposes of this Agreement shall not exceed the maximum amount of Debt that is the subject of such Guaranty.

“Hancock” means John Hancock Life Insurance Company (U.S.A.).

“Hancock Affiliate” means (i) any Person that, directly or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, Hancock or (ii) any managed account or investment fund which is managed by Hancock or a Hancock Affiliate described in clause (i) of this definition.

“Hazardous Materials” means any and all pollutants, toxic or hazardous wastes or other substances that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable law including, but not limited to, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.

“Hedge Treasury Note” means, with respect to any Accepted Note, the United States Treasury Note or Notes whose duration (as reasonably determined by Hancock) most closely matches the duration of such Accepted Note.

“holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 12.1.

“INHAM” is defined in Section 5.3(e).

“INHAM Exemption” is defined in Section 5.3(e).

“Initial Closing” is defined in Section 2.9(a).

“Institutional Investor” means (a) any original purchaser of a Note, (b) any holder of more than $2,000,000 of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

“Issuance Period” means the period described in Section 2.4.

“Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement (other than an operating lease) or Capital Lease, upon or with respect to any property or asset of such Person (including, in the case of stock, shareholder agreements, voting trust agreements and all similar arrangements).

“Make-Whole Amount” shall have the meaning set forth in Section 7.7.

“Material” means material in relation to the business, operations, affairs, financial condition, assets or properties of the Company and its Restricted Subsidiaries taken as a whole.

“Material Adverse Effect” means a material adverse effect on (i) the business, operations, affairs, financial condition, assets or properties of the Company and its Restricted Subsidiaries taken as a whole, or (ii) the ability of the Company to perform its obligations under this Agreement and the Notes, (iii) the ability of any Subsidiary Guarantor to perform its obligations under the Subsidiary Guaranty or (iv) the validity or enforceability of this Agreement, the Notes or the Subsidiary Guaranty.

“Material Debt” means Debt with an aggregate principal or notational amount in excess of $10,000,000.

“Material Subsidiary” means, at any time, any Restricted Subsidiary of the Company which, together with all other Subsidiaries of such Subsidiary, accounts for more than (i) 5% of Consolidated Total Assets or (ii) 5% of consolidated revenue of the Company and its Subsidiaries.

“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

“NAIC Annual Statement” is defined in Section 5.3(a).

“Note Documents” means this Agreement, each Note, the Subsidiary Guaranty and each other document or instrument executed and delivered by the Company or any Subsidiary in connection with, pursuant to or relating to any Note.

“Notes” is defined in Section 1.1.

“Notice of Acceptance” is defined in Section 2.7.

“OFAC” is defined in Section 4.16(a).

“OFAC Listed Person” is defined in Section 4.16(a).

“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

“Ownership Schedule” is defined in Section 4.4.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

“Permitted Liens” is defined in Section 9.4.

“Permitted Receivables Securitization Financings” means Receivable Securitization Financings with respect to which the aggregate purchase commitments thereunder do not exceed $75,000,000.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization or other entity, or a government or agency or political subdivision thereof.

“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

“Principal Bank Facility” means any credit facility identified on Exhibit A (including amendments, restatements and other modifications thereto) and any facility replacing or refinancing such credit facility.

“Principal Bank Facility Documents” means any credit agreement, security agreement, Guaranty, instrument and other material agreement, executed and delivered by the Company or any Subsidiary in connection with a Principal Bank Facility (including amendments, restatements and other modifications thereto).

“Priority Debt” means (without duplication), as of the date of any determination thereof, the sum of (i) all unsecured Debt of Restricted Subsidiaries (including all Guaranties of Debt of the Company or another Subsidiary) but excluding (x) Debt owing to the Company or any other Restricted Subsidiary, (y) Debt outstanding at the time such Person became a Restricted Subsidiary (other than an Unrestricted Subsidiary which is designated as a Restricted Subsidiary pursuant to Section 8.6 hereof), provided that such Debt shall have not been incurred in contemplation of such person becoming a Restricted Subsidiary, and (z) all Guaranties of Debt of the Company by any Restricted Subsidiary which has also guaranteed the Notes), and (ii) all Debt of the Company and its Restricted Subsidiaries secured by Liens other than Debt secured by Liens permitted by subparagraphs (a) through (k), inclusive, of Section 9.4.

“Private Placement Document” means any note purchase agreement, loan agreement, security agreement, Guaranty, instrument and any other material agreement, document or instrument executed and delivered by the Company or any Subsidiary in connection with a Private Placement Financing.

“Private Placement Financing” means the private placement financings identified on Exhibit B and any other issuances or incurrences of Debt of the Company or a Restricted Subsidiary from time to time pursuant to privately placed note offerings to institutional investors or term loans from institutional lenders if the aggregate amount of Debt issued or Guaranteed by the Company and the Restricted Subsidiaries under such offering or loans exceeds $10,000,000.

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“Proposed Prepayment Date” is defined in Section 7.8(b).

“PTE” is defined in Section 5.3(a).

“Purchasers” means the purchasers of the Notes named in Schedule A hereto.

“QPAM” is defined in Section 5.3(d).

“QPAM Exemption” is defined in Section 5.3(d).

“Qualified Institutional Buyer” means any Person who is a qualified institutional buyer within the meaning of such term as set forth in Rule 144(a)(1) under the Securities Act.

“Receivables Securitization Financing” means a transaction or group of transactions typically referred to as a securitization in which a Person sells, directly or indirectly through another Person, its accounts receivable on a non-recourse basis (other than for recourse relating to certain bad acts or breaches of representations or warranties) in a transaction treated as a legal true sale to a special purpose bankruptcy remote entity that obtains debt financing or sells interests in such receivables to finance the purchase price and any further assignment by such entity in connection therewith.

“Reinvestment Yield” is defined in Section 7.7.

“Related Rights” means, with respect to any account receivable that is conveyed pursuant to a Receivables Securitization Financing (for purposes of this definition, each such account receivable is referred to as a “Subject Receivable”, and the Company, together with the Subsidiaries of the Company which are party to the applicable Receivables Securitization Financing, are referred to as the “Subject Parties”):

(a) all of the Subject Parties’ interest in any goods (including returned goods), and documentation of title evidencing the shipment or storage of any goods (including returned goods), relating to any sale giving rise to such Subject Receivable,

(b) all instruments and chattel paper that may evidence such Subject Receivable,

(c) all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Subject Receivable, whether pursuant to the contract or agreement evidencing such Subject Receivable or otherwise, together with all uniform commercial code financing statements or similar filings related thereto,

(d) all of the Subject Parties’ rights, interests and claims under the contracts or agreements evidencing such Subject Receivable and all guaranties, indemnities, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Subject Receivable or otherwise relating to such Subject Receivable, whether pursuant to the contract or agreement evidencing such Subject Receivable or otherwise;

(e) all of the Subject Parties’ rights, interests and claims under the agreements evidencing the applicable Receivables Securitization Financing, any contract or agreement evidencing such Subject Receivable and any other agreement or document between the Subject Party that originated such Subject Receivable and the account debtor with respect to such Subject Receivable;

(f) all collections and other proceeds of such Subject Receivable, and all deposit accounts or securities accounts into which the account debtor with respect to such Subject Receivable is directed to deposit the payments on such Subject Receivable or into which such payments are regularly deposited;

(g) all books and records of any Subject Party relating to such Subject Receivable or any of the foregoing; and

(h) all collections and other proceeds and products of, and all monies due or to become due to any Subject Party with respect to, any of the foregoing that are received by any Subject Party.

“Remaining Average Life” is defined in Section 7.7.

“Remaining Scheduled Payments” is defined in Section 7.7.

“Request for Purchase” is defined in Section 2.5.

“Required Holders” means prior to the Initial Closing, Hancock and thereafter, at any time, the holders of not less than 51% in principal amount of the Notes of each Series at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates and any Notes held by parties who are contractually required to abstain from voting with respect to matters affecting the holders of the Notes).

“Rescheduled Closing Date” is defined in Section 2.9(b).

“Responsible Officer” means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

“Restricted Subsidiary” means any Subsidiary which is a party to the Subsidiary Guaranty and the Company has not then designated as an Unrestricted Subsidiary in accordance with Section 8.6.

“Scheduled Termination Date” is defined in Section 2.3.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Senior Debt” means, as of the date of any determination thereof, all Consolidated Debt, other than Subordinated Debt.

“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

“Series” is defined in Section 2.1(b).

“Settlement Date” is defined in Section 7.7.

“Solvent” means, in reference to any Person, (i) the fair value of the assets of the Person, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (ii) the present fair saleable value of the property of the Person will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Person will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) the Person will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted after the Facility Closing Date. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities shall be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Source” is defined in Section 5.3.

“Subordinated Debt” means all unsecured Debt of the Company which shall contain or have applicable thereto subordination provisions providing for the subordination thereof to other Debt of the Company (including, without limitation, the obligations of the Company under the Note Documents.

“Subsidiary” means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.

“Subsidiary Guarantor” means each Subsidiary which is party to the Subsidiary Guaranty.

“Subsidiary Guaranty” is the Subsidiary Guaranty in the form of Exhibit 3.3(h).

“Successor Entity” is defined in Section 9.6.

“Texas Lehigh” means Texas Lehigh Cement Company LP.

“Unrestricted Subsidiary” means any Subsidiary designated an Unrestricted Subsidiary on the Ownership Schedule delivered as of the Facility Closing Date or thereafter pursuant to and in accordance with Section 8.6.

“USA Patriot Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Wholly-Owned Restricted Subsidiary” means, at any time, any Restricted Subsidiary 100% of all of the equity interests (except directors’ qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company’s other Wholly-Owned Restricted Subsidiaries at such time.

LITIGATION; OBSERVANCE OF AGREEMENTS, STATUTES AND ORDERS

Disclosed Matters

See the following disclosures set forth on Form 10-K for the year ended March 31, 2011:

Item 3. Legal Proceedings

See the following disclosures set forth on Form 10-Q for the quarter ended June 30, 2011:

Part II. Item 1. Legal Proceedings

SCHEDULE 4.8

(to Uncommitted Master Shelf Agreement)

LICENSES, PERMITS, ETC.

None.

SCHEDULE 4.11

(to Uncommitted Master Shelf Agreement)

EXISTING DEBT; FUTURE LIENS

(a)(1)	Unsecured Debt of the Company in respect of, and evidenced by, the senior notes with an aggregate outstanding principal balance in the amount of $178,000,000 as of August 16, 2011 issued in connection with the Note Purchase Agreement identified in (c)(2) below. Such Debt is guaranteed, from time to time, by certain Subsidiaries of the Company pursuant to the Subsidiary Guaranty (as defined in such Note Purchase Agreement).

(a)(2)	Unsecured Debt of the Company in respect of, and evidenced by, the senior notes with an aggregate outstanding principal balance in the amount of $107,000,000 as of August 16, 2011 issued in connection with the Note Purchase Agreement identified in (c)(3) below. Such Debt is guaranteed, from time to time, by certain Subsidiaries of the Company pursuant to the Subsidiary Guaranty (as defined in such Note Purchase Agreement).

(a)(3)	Unsecured Debt of the Company incurred in connection with the Second Amended and Restated Credit Agreement identified in (c)(1) below, which as of August 26, 2011 consisted of an aggregate outstanding principal balance in the amount of $12,000,000 drawn (including in respect of letters of credit) against aggregate credit commitments as follows:

Commitments

Lender	Commitment
JPMorgan Chase Bank, N.A.	$40,000,000
Bank of America, N.A.	$40,000,000
Branch Banking and Trust Company	$40,000,000
Wells Fargo Bank, N.A.	$40,000,000
SunTrust Bank	$35,000,000
Regions Bank	$35,000,000
PNC Bank, N.A.	$30,000,000
Bank of Texas, N.A.	$20,000,000
The Northern Trust Company	$20,000,000

Total	$300,000,000

Such Debt is guaranteed, from time to time, by certain Subsidiaries of the Company pursuant to the Subsidiary Guaranty (as defined in such Second Amended and Restated Credit Agreement).

(b)	None.

(c)(1)	Debt restrictions arising under that certain Second Amended and Restated Credit Agreement dated December 16, 2010 by and among the Company and the lenders named therein, as in effect from time to time, including principal agreements related thereto, as in effect from time to time. A copy of the Second Amended and Restated Credit Agreement is filed with the SEC as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 22, 2010.

SCHEDULE 4.15

(to Uncommitted Master Shelf Agreement)

(c)(2)	Debt restrictions arising under that certain Note Purchase Agreement dated November 15, 2005 by and among the Company and the purchasers named therein, as in effect from time to time, including principal agreements related thereto, as in effect from time to time. A copy of the Note Purchase Agreement is filed with the SEC as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on November 18, 2005.

(c)(3)	Debt restrictions arising under that certain Note Purchase Agreement dated October 2, 2007 by and among the Company and the purchasers named therein, as in effect from time to time, including principal agreements related thereto, as in effect from time to time. A copy of the Note Purchase Agreement is filed with the SEC as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on October 3, 2007.

SCHEDULE 4.15

(to Uncommitted Master Shelf Agreement)

EXISTING LIENS

None.

SCHEDULE 9.4

(to Uncommitted Master Shelf Agreement)

Exhibit 1.1

[FORM OF NOTE]

Eagle Materials Inc.

[            ]% Series Senior Promissory Note, due [                    ] [    ], 20[    ]

No. [ ]	[Date]
$[ ]	PPN: [ ]

FOR VALUE RECEIVED, the undersigned, EAGLE MATERIALS INC. (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [PURCHASER] or registered assigns, the principal sum of [AMOUNT] DOLLARS (or so much thereof as shall not have been prepaid) on [MONTH] [DAY], [YEAR] with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of [    ]% per annum from the date hereof, payable semi-annually, on the [    ] day of [MONTH] and [MONTH]2 in each year and at maturity, commencing on [MONTH] [DAY], [YEAR]3, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, at a rate per annum from time to time equal to [    ]%4, on any overdue payment of interest and, during the continuance of an Event of Default, on the unpaid balance hereof and on any overdue payment of any Make-Whole Amount, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of Bank of America, N.A. in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note provided in the Agreement referred to below or as otherwise provided in the Agreement.

This Note is one of a series of senior promissory notes (herein called the “Notes”) issued pursuant to the Uncommitted Master Shelf Agreement, dated as of August 29, 2011 (as from time to time amended, supplemented or modified, the “Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. The holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the terms of the Agreement applicable to it as a holder, including the confidentiality provisions set forth in Article 19 of the Agreement and (ii) made the representations set forth in Sections 5.2 and 5.3 of the Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Agreement. The holder of this Note is entitled, equally and ratably with the holders of Notes of the same Series, to the benefits of the Agreement.

[2]	These two months should be (i) the month six months from the date on which this Note is issued and (ii) the month in which this Note is issued.
[3]	This date should be six months from the date on which this Note is issued.
[4]	This should be 200 basis points over the non-default rate

This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

The Company will make required prepayments of principal on the date and in the amounts specified in the Agreement. This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Agreement, but not otherwise. This Note may be declared or may otherwise become due and payable prior to its expressed maturity in the events, on the terms, at the price and in the manner and amounts as provided in the Note Purchase Agreement.

Pursuant to the Subsidiary Guaranty Agreement dated as of [            ], 20[    ] (as amended, restated or otherwise modified from time to time, the “Subsidiary Guaranty”), certain Subsidiaries of the Company have absolutely and unconditionally guaranteed payment in full of the principal of, Make-Whole Amount, if any, and interest on this Note and the performance by the Company of its obligations contained in the Agreement all as more fully set forth in said Subsidiary Guaranty.

The Company and every endorser hereof or of the debt evidenced hereby waive presentment, demand, notice, protest, and all other demands or notices (other than notices expressly required by the Agreement) and defenses generally (whether by virtue of any statute of limitations, valuation, stay, moratorium or similar law), in connection with the delivery, acceptance, performance, default and/or enforcement of or under this Note, and assent to any extension or postponement of the time of payment hereunder or any other indulgence, and to any substitution, exchange or release of collateral and to the addition or release of any Person primarily or secondarily liable hereunder.

This Note shall be construed and enforced in accordance with, and the rights of the issuer and holder hereof shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

Eagle Materials Inc.

By
Name:
Title:

Exhibit 1.2(d)

FORM OF OPINION OF SPECIAL COUNSEL

TO THE COMPANY AND THE RESTRICTED SUBSIDIARIES

DELIVERED TO HANCOCK ON THE FACILITY CLOSING DATE

The closing opinion of Baker Botts L.L.P., special counsel to the Company and the Restricted Subsidiaries, called for by Section 1.2(d) of the Agreement, shall be dated the date of the Agreement and addressed to Hancock, shall be satisfactory in form and substance to Hancock and shall be to the effect that:

1.	The Company is validly existing as a corporation and in good standing under the laws of the State of Delaware.

2.	The Company has the corporate power and authority to enter into the Note Agreement and to perform its obligations thereunder.

3.	The Note Agreement has been (a) duly authorized by all necessary corporate action by the Company and (b) duly executed and delivered by the Company.

4.	The Note Agreement constitutes the valid and binding obligation of the Company under the laws of the State of New York, enforceable against the Company in accordance with its terms.

5.	The Company is not an “investment company” or a company controlled by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

With respect to matters of fact upon which such opinion is based, Baker Botts L.L.P. may rely on appropriate certificates of public officials and officers of the Company and upon representations of the Company and the Restricted Subsidiaries delivered in connection with the Agreement.

Exhibit 1.2(e)

FORM OF OPINION OF THE GENERAL COUNSEL OF THE COMPANY

DELIVERED TO HANCOCK ON THE FACILITY CLOSING DATE

The closing opinion of the General Counsel of the Company, as to the Company, called for by Section 1.2(e) of the Agreement, shall be dated the date of the Agreement and addressed to Hancock, shall be satisfactory in form and substance to Hancock and shall be to the effect that:

1.	The Company has the requisite corporate power and authority to conduct the activities in which it is now engaged.

2.	The execution, delivery and performance by the Company of and the consummation of the transactions contemplated by the Agreement will not violate any provision of any law or other rule or regulation of any Governmental Authority applicable to the Company or conflict with or result in any breach of any provisions of or constitute a default under or result in the creation or imposition of any Lien upon any property of the Company pursuant to the provisions of the Certificate of Incorporation or By-laws, or such similar organizational or governing instrument, as the case may be, of the Company or any of the agreements, documents or instruments listed on Schedule 4.15 to the Agreement or any other material agreement or other instrument to which the Company is a party or by which the Company may be bound.

3.	No approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any governmental body, Federal or state, is necessary in connection with the execution and delivery by the Company of the Agreement.

4.	There are no actions, suits, proceedings pending or, to my knowledge after due inquiry, threatened against or affecting the Company in any court or before any governmental authority or arbitration board or tribunal which, if adversely determined, would have a materially adverse effect on the legality, validity or enforceability of the Company’s obligations under the Note Agreement or, except for the Disclosed Matters, on the ability of the Company to perform its obligations under the Note Agreement. The Company is not in default in any material respect with respect to any order, judgment, decree or ruling of any court or government authority or arbitration board or tribunal applicable to the Company.

With respect to matters of fact upon which such opinion is based, the General Counsel of the Company may rely on appropriate certificates of public officials and officers of the Company and upon representations of the Company and the Restricted Subsidiaries delivered in connection with the Agreement.

Exhibit 2.5

FORM OF REQUEST FOR PURCHASE

EAGLE MATERIALS INC.

Reference is made to the Uncommitted Master Shelf Agreement (the “Agreement”), dated as of August 31, 2011, between Eagle Materials Inc. (the “Company”) and John Hancock Life Insurance Company (U.S.A). Capitalized terms used and not otherwise defined herein shall have the respective meanings specified in the Agreement.

Pursuant to Section 2.5 of the Agreement, the Company hereby makes the following Request for Purchase:

1.	Aggregate principal amount of the Notes requested: $

2.	Individual specifications of the Notes:

Series Designation	Principal Amount[5]	Final Maturity Date	Interest Payment Dates[6]

3.	Amortization for each Series is set forth on Annex I hereto.

4.	Use of proceeds of the Notes:

5.	The Closing Period for the Notes will be: days[7].

6.	The purchase price of the Notes is to be transferred to:

Name of Bank:

Address:

ABA Routing Number:

Account Number:

Reference:

7.	[Attached is an update/No updates are required to be made] to each of the Ownership Schedule and/or Schedule 4.15 to reflect any changes necessary to make the representations set forth in Schedule 4.4 and/or Schedule 4.15 true, complete and correct, in all material respects, as of the date hereof.

[5]	Minimum amount is $5,000,000.
[6]	Semi-annual payments in arrears.
[7]	Not to exceed 60 days.

EAGLE MATERIALS INC.

By:
Name:
Title:
Date:

Annex I to Request For Purchase

Amortization of Notes:

Exhibit 2.7

FORM OF NOTICE OF ACCEPTANCE

Reference is made to the Uncommitted Master Shelf Agreement (the “Agreement”), dated as of August 31, 2011, between Eagle Materials Inc. (the “Company”) and John Hancock Life Insurance Company (U.S.A.). Capitalized terms used and not otherwise defined herein shall have the respective meanings specified in the Agreement.

Pursuant to Section 2.7 of the Agreement, an Acceptance with respect to the following Accepted Notes is hereby confirmed:

I.	Series [*] Accepted Notes:

Aggregate principal amount $

Final maturity date:

Principal prepayment dates and amounts:

Interest rate:

Interest payment dates:

Purchasers and purchase amounts:

Name of Purchaser	Principal Amount of Notes

Payment and notice instructions: As set forth on attached Purchaser Schedule for each Purchaser named above.

Proposed Closing Date:8

[If more than one Series accepted]

(II)	Series [*] Accepted Notes:

Aggregate principal amount $

Final maturity date:

[8]	Must be within the Closing Period set forth in Request For Purchase

Principal prepayment dates and amounts:

Interest rate:

Interest payment dates:

Purchasers and purchase amounts:

Name of Purchaser	Principal Amount of Notes

Payment and notice instructions: As set forth on attached Purchaser Schedule for each Purchaser named above.

Proposed Closing Date:9

[Additional Series…same information as above]

[Remainder of Page Left Blank Intentionally; Signature Page Follows Immediately.]

[9]	Must be within the Closing Period set forth in Request For Purchase

JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.)

By:
Name:
Title:

[Other Purchasers]

By:
Name:
Title:

ACCEPTED

EAGLE MATERIALS INC.

By:
Name:
Title:

[PURCHASER SCHEDULES FOR EACH PURCHASER TO BE ATTACHED]

Exhibit 3.3(e)

FORM OF OPINION OF SPECIAL COUNSEL TO THE COMPANY

TO BE DELIVERED TO EACH PURCHASER ON EACH CLOSING DATE

The closing opinion of Baker Botts L.L.P., special counsel to the Company, called for by Section 3.3(e) of the Agreement, shall be dated the Closing Date and addressed to each Purchaser, shall be satisfactory in form and substance to each Purchaser and shall be to the effect that:

1.	The Company is validly existing as a corporation and in good standing under the laws of the State of Delaware.

2.	The Company has the corporate power and authority to enter into the Note Documents and to perform its obligations thereunder.

3.	The Note Documents have been (a) duly authorized by all necessary corporate action by the Company and (b) duly executed and delivered by the Company.

4.	Each of the Note Documents to which the Company and the Restricted Subsidiaries are a party constitutes the valid and binding obligation of the Company and each of the Restricted Subsidiaries under the laws of the State of New York, enforceable against the Company and each of the Restricted Subsidiaries in accordance with its terms.

5.	Neither the Company nor any Restricted Subsidiary is an “investment company” or a company controlled by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

6.	The issue and sale of the Notes pursuant to the Agreement will not violate Regulations T, U or X of the Board of Governors of the Federal Reserve System, or the Securities Exchange Act of 1934, as amended, or require the execution of Form F.R. G-3 or any similar form.

7.	Based upon the factual representations and warranties made by the Company in Article 4 of the Agreement, the offer, issue, sale and delivery of the Notes under the circumstances contemplated by the Agreement constitute exempted transactions under the Securities Act, and neither the registration thereunder of the Notes nor the qualification of an indenture in respect of the Notes under the Trust Indenture Act of 1939, as amended, is required in connection with such offer, issue, sale and delivery.

With respect to matters of fact upon which such opinion is based, Baker Botts L.L.P may rely on appropriate certificates of public officials and officers of the Company and upon representations of the Company and the Restricted Subsidiaries delivered in connection with the Agreement.

Exhibit 3.3(f)

FORM OF OPINION OF THE GENERAL COUNSEL OF THE COMPANY,

AS COUNSEL TO THE RESTRICTED SUBSIDIARIES

TO BE DELIVERED TO EACH PURCHASER ON EACH CLOSING DATE

The closing opinion of the General Counsel of the Company, as to the Restricted Subsidiaries, called for by Section 3.3(f) of the Agreement, shall be dated the Closing Date and addressed to each Purchaser, shall be satisfactory in form and substance to each Purchaser and shall be to the effect that:

1.	The Company and each Restricted Subsidiary has the requisite corporate or other organizational power and authority to conduct the activities in which it is now engaged.

2.	Each Restricted Subsidiary is validly existing and in good standing under the laws of its respective jurisdiction of organization.

3.	Each Restricted Subsidiary has the corporate or limited liability company, as applicable, power and authority to enter into the Note Documents and to perform its obligations thereunder.

4.	The Note Documents have been (a) duly authorized by all necessary corporate or limited liability action, as applicable, by each Restricted Subsidiary and (b) duly executed and delivered by each Restricted Subsidiary.

5.	The execution, delivery and performance of and the consummation of the transactions by the Company and each Restricted Subsidiary of the Note Documents will not violate any provision of any law or other rule or regulation of any Governmental Authority applicable to the Company or any such Restricted Subsidiary or conflict with or result in any breach of any provisions of or constitute a default under or result in the creation or imposition of any Lien upon any property of the Company or any such Restricted Subsidiary pursuant to the provisions of the Articles or Certificate of Incorporation or By-laws, or such similar organizational or governing instrument, as the case may be, of the Company or such Restricted Subsidiary or any of the agreements, documents or instruments listed on Schedule 4.15 to the Agreement or any other material agreement or other instrument to which the Company or any such Restricted Subsidiary is a party or by which the Company or any such Restricted Subsidiary may be bound.

6.

There are no actions, suits, proceedings pending or, to my knowledge after due inquiry, threatened against or affecting the Company or any Restricted Subsidiary in any court or before any governmental authority or arbitration board or tribunal which, if adversely determined, would have a materially adverse effect on the legality, validity or enforceability of the Company’s obligations under the Note Documents or any Restricted Subsidiary’s obligations under the Note Documents or, except for Disclosed Matters, on the ability of the Company to perform its obligations under the Note Documents or on the ability of any Restricted Subsidiary to perform its obligations under the Note Documents.

Neither the Company nor any Restricted Subsidiary is in default in any material respect with respect to any order, judgment, decree or ruling of any court or government authority or arbitration board or tribunal applicable to the Company or any Restricted Subsidiary.

7.	No approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any governmental body, Federal or state, is necessary in connection with the execution and delivery by the Company of the Note Documents or the execution and delivery by each Restricted Subsidiary of the Note Documents.

With respect to matters of fact upon which such opinion is based, the General Counsel of the Company may rely on appropriate certificates of public officials and officers of the Company and the Restricted Subsidiaries and upon representations of the Company and the Restricted Subsidiaries delivered in connection with the Note Documents.

Exhibit 3.3(g)

Form of Subsidiary Guaranty

SUBSIDIARY GUARANTY AGREEMENT

Dated as of                  , 20[    ]

from

THE SUBSIDIARY GUARANTORS NAMED HEREIN

for the benefit of

THE HOLDERS OF THE NOTES

OF

EAGLE MATERIALS INC.

This SUBSIDIARY GUARANTY AGREEMENT, dated as of                  , 20             (as amended, restated, amended and restated or otherwise modified from time to time, the “Guaranty”) is made by each of the undersigned (together with such Subsidiaries as shall become parties hereto in accordance with Section 13 hereof (each a “Subsidiary Guarantor” and collectively the “Subsidiary Guarantors”), for the benefit of the holders (as defined in the Master Agreement) from time to time of the Notes (the “Holders”).

RECITALS

Eagle Materials Inc., a Delaware corporation (the “Company”), has entered into an Uncommitted Master Shelf Agreement, dated as of August 29, 2011 (as amended, modified or supplemented from time to time, the “Master Agreement”) between the Company and John Hancock Life Insurance Company (U.S.A.), pursuant to which the Company has authorized the issue and sale from time to time of one or more series of its Notes.

It is a condition and ongoing covenant under the Master Agreement that this Guaranty have been executed and delivered to Purchasers by, from time to time, certain Subsidiaries of the Company and be in full force and effect.

Each of the Subsidiary Guarantors is a Subsidiary of the Company and the Subsidiary Guarantors each acknowledge that they will derive substantial benefits from the issuance of the Notes.

Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Master Agreement.

NOW, THEREFORE, in consideration of the premises and to induce the Purchasers to purchase, from time to time, the Notes, each of the Subsidiary Guarantors, intending to be legally bound, hereby agrees for the benefit of the Holders as follows:

SECTION 1. GUARANTY.

Each Subsidiary Guarantor hereby absolutely, unconditionally and irrevocably guarantees, jointly and severally with all other Subsidiary Guarantors, as a primary obligor and not merely as a surety, to each Holder and its successors and assigns (as permitted by Section 12.2 of the Master Agreement), the full and punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of the principal of and Make-Whole Amount and interest on (including, without limitation, interest, whether or not an allowable claim, accruing after the date of filing of any petition in bankruptcy, or the commencement of any bankruptcy, insolvency or similar proceeding relating to the Company) the Notes and all other amounts under the Master Agreement and all other payment obligations of the Company now or hereafter existing under the Master Agreement whether for principal, Make-Whole Amount, interest (including interest accruing or becoming owing both prior to and subsequent to the commencement of any proceeding against or with respect to the Company under any chapter of Title 11 of the United States Code), indemnification payments, expenses (including reasonable attorneys’ fees and expenses) or otherwise, and all reasonable costs and expenses, if any, incurred by any Holder in connection with enforcing any rights under this Guaranty (all such obligations being the “Guaranteed Obligations”); provided that, notwithstanding anything contained herein or in the Master Agreement to the contrary, the maximum liability of each Subsidiary Guarantor hereunder and under the Master Agreement shall in no event exceed such Subsidiary Guarantor’s Maximum Guaranteed Amount, and provided further, each Subsidiary Guarantor shall be unconditionally required to pay all amounts demanded of it hereunder prior to any determination of such Maximum Guaranteed Amount and the recipient of such payment, if so required by a final non-appealable order of a court of competent jurisdiction, shall then be liable for the refund of any excess amounts. If any such rebate or refund is ever required, all other Subsidiary Guarantors (and the Company) shall be fully liable for the repayment thereof to the maximum extent allowed by applicable law. This Guaranty is an absolute, unconditional, present and continuing guaranty of payment and not of collectibility and is in no way conditioned upon any attempt to collect from the Company or any other action, occurrence or circumstance whatsoever. Each Subsidiary Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the Maximum Guaranteed Amount of such Subsidiary Guarantor without impairing this Guaranty or affecting the rights and remedies of the Holders hereunder.

Notwithstanding any stay, injunction or other prohibition preventing such action against the Company, if for any reason whatsoever the Company shall fail or be unable duly, punctually and fully to perform and (in the case of the payment of Guaranteed Obligations) pay such amounts as and when the same shall become due and (in the case of the payment of Guaranteed Obligations) payable or to perform or comply with any other Guaranteed Obligation, each Subsidiary Guarantor will forthwith (in the case of the payment of Guaranteed Obligations) pay or cause to be paid such amounts to the Holders, in lawful money of the United States of America, at the place specified in the Master Agreement, or perform or comply with such Guaranteed Obligations or cause such Guaranteed Obligations to be performed or complied with, (in the case of the payment of Guaranteed Obligations) together with interest (in the amounts and to the extent required under such Notes) on any amount due and owing.

SECTION 2. REPRESENTATIONS AND WARRANTIES.

Each Subsidiary Guarantor hereby represents and warrants as follows:

(a) All representations and warranties contained in the Master Agreement made by the Company in respect of such Subsidiary Guarantor are true, complete and correct in all material respects and are incorporated by reference with the same force and effect as though set forth herein in full.

(b) Such Subsidiary Guarantor acknowledges that any default in the due observance or performance by such Subsidiary Guarantor of any covenant, condition or agreement contained herein (if, after the running of any applicable notice and opportunity to cure periods provided in the Master Agreement, such default or event of default remains uncured) shall constitute an Event of Default.

(c) There are no conditions precedent to the effectiveness of this Guaranty that have not been satisfied or expressly waived.

(d) Such Subsidiary Guarantor has, independently and without reliance upon the Holders and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guaranty. Such Subsidiary Guarantor has investigated fully the benefits and advantages which will be derived by it from execution of this Guaranty, and the Board of Directors (or equivalent governing body) of such Subsidiary Guarantor has decided that a direct and/or an indirect benefit will accrue to such Subsidiary Guarantor by reason of the execution of this Guaranty.

(e) (i) This Guaranty is not given with actual intent to hinder, delay or defraud any Person to which such Subsidiary Guarantor is or will become, on or after the date hereof, indebted; (ii) such Subsidiary Guarantor has received at least a reasonably equivalent value in exchange for the giving of this Guaranty; (iii) such Subsidiary Guarantor is not engaged in a business or transaction, nor is about to engage in a business or transaction, for which any property remaining with such Subsidiary Guarantor constitutes an unreasonably small amount of capital; and (iv) such Subsidiary Guarantor does not intend to incur debts that will be beyond such Subsidiary Guarantor’s ability to pay as such debts mature.

(f) Each Subsidiary Guarantor is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary Guarantor has the corporate or other power and authority to carry on its business as it is now conducted, to execute and deliver this Guaranty and perform the provisions hereof.

(g) This Guaranty has been duly authorized by all necessary corporate or other action on the part of each Subsidiary Guarantor, and this Guaranty constitutes a legal, valid and binding obligation of each Subsidiary Guarantor enforceable against each Subsidiary Guarantor in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(h) The execution, delivery and performance by each Subsidiary Guarantor of this Guaranty will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien (other than Permitted Liens) in respect of any property of any such Subsidiary Guarantor under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, or any other agreement or instrument to which any such Subsidiary Guarantor is bound or by which any such Subsidiary Guarantor or any of its properties may be bound or affected which would reasonably be expected to have a Material Adverse Effect; (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to any such Subsidiary Guarantor, or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to, or the corporate charter or by-laws of, any such Subsidiary Guarantor.

(i) No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by any Subsidiary Guarantor of this Guaranty except such as have been obtained and are in full force and effect.

(j) [open issue]1There are no pending or, to the knowledge of any Subsidiary Guarantor, threatened actions or proceedings against or affecting such Subsidiary Guarantor or any of its properties by or before any court or administrative agency or arbiter that would adversely affect the ability of such Subsidiary Guarantor to perform its obligations hereunder or call into question the validity or enforceability of this Guaranty.

(k) Each Subsidiary Guarantor’s obligations under this Guaranty rank not less than pari passu in right of payment with all other Debt (actual or contingent) of such Subsidiary Guarantor, except to the extent such other Debt is secured, but then only to the extent such security is permitted by Section 9.4 of the Master Agreement.

(l) No Subsidiary Guarantor is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation

[1]	Please explain the issue here.

(including without limitation Environmental Laws or the USA Patriot Act) of any Governmental Authority, which default or violation, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

SECTION 3. SUBSIDIARY GUARANTOR’S OBLIGATIONS UNCONDITIONAL.

(a) This Guaranty shall constitute a guarantee of payment, performance and compliance and not of collection, and each Subsidiary Guarantor specifically agrees that it shall not be necessary, and that such Subsidiary Guarantor shall not be entitled to require, before or as a condition of enforcing the liability of such Subsidiary Guarantor under this Guaranty or requiring payment or performance of the Guaranteed Obligations by any Subsidiary Guarantor hereunder, or at any time thereafter, that any Holder: (i) file suit or proceed to obtain or assert a claim for personal judgment against the Company or any other Person that may be liable for or with respect to any Guaranteed Obligation; (ii) make any other effort to obtain payment or performance of any Guaranteed Obligation from the Company or any other Person that may be liable for or with respect to such Guaranteed Obligation, except for the making of the demands, when appropriate, described in Section 1; (iii) foreclose against, or seek to realize upon security now or hereafter existing for such Guaranteed Obligations; (iv) except to the extent set forth in Section 1, exercise or assert any other right or remedy to which such Holder is or may be entitled in connection with any Guaranteed Obligation or any security or other guaranty therefor; or (v) assert or file any claim against the assets or property of the Company or any other Person that may be liable for any Guaranteed Obligation. Each Subsidiary Guarantor agrees that this Guaranty shall be continuing, and that the Guaranteed Obligations will be paid and performed in accordance with their terms and the terms of this Guaranty, and are the primary, absolute and unconditional obligations of such Subsidiary Guarantor, irrespective of the value, validity or enforceability or lack thereof of any part of the Guaranteed Obligations or any agreement or instrument relating to the Guaranteed Obligations or this Guaranty, or the existence of any indemnities with respect to the existence of any other guarantee of or security for any of the Guaranteed Obligations, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 3 that the obligations of each Subsidiary Guarantor hereunder shall be irrevocable, primary, absolute and unconditional under any and all circumstances.

(b) Each Subsidiary Guarantor hereby expressly waives notice of acceptance of and reliance upon this Guaranty, diligence, presentment, demand of payment or performance, protest and all other notices (except as otherwise provided for in Section 1) whatsoever, any requirement that the Holders exhaust any right, power or remedy or proceed against the Company or against any other Person under any other guarantee of, or security for, or any other agreement, regarding any of the Guaranteed Obligations. Each Subsidiary Guarantor further agrees that, subject solely to the requirement of making demands under Section 1, the occurrence of any event or other circumstance that might otherwise vary the risk of the Company or such Subsidiary Guarantor or constitute a defense (legal or equitable) available to, or a discharge of, or a counterclaim or right of set-off by, the Company or such Subsidiary Guarantor (other than the payment in full in cash of the Guaranteed Obligations), shall not affect the liability of any Subsidiary Guarantor hereunder.

(c) The obligations of each Subsidiary Guarantor under this Guaranty are not subject to any counterclaim, set-off, deduction, diminution, abatement, recoupment, suspension, deferment or defense based upon any claim such Subsidiary Guarantor or any other Person may have against the Company, any Holder or any other Person, and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstances or condition whatsoever (whether or not such Subsidiary Guarantor or the Company shall have any knowledge or notice thereof), including:

(i) any renewal, extension, modification, increase, decrease, alteration or rearrangement of all or any part of the Guaranteed Obligations or any instrument executed in connection therewith, or any contract or understanding with the Company, the Holders, or any of them, or any other Person, pertaining to the Guaranteed Obligations;

(ii) any adjustment, indulgence, forbearance or compromise that might be granted or given by any Holder to the Company or any other Person liable on the Guaranteed Obligations, or the failure of any Holder to assert any claim or demand or to exercise any right or remedy against the Company or any other Person under the provisions of the Master Agreement, the Notes or otherwise; or any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, the Master Agreement, the Notes, any guarantee or any other agreement;

(iii) the insolvency, bankruptcy arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of the Company or any other Person at any time liable for the payment of all or part of the Guaranteed Obligations; or, other than as permitted under the Master Agreement, any dissolution of the Company or any other such Person, or any change, restructuring or termination of the organizational structure or existence of the Company or any other such Person, or any sale, lease or transfer of any or all of the assets or property of the Company or any other such Person, or any change in the shareholders, partners, or members of the Company or any other such Person; or any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations;

(iv) the invalidity or unenforceability of all or any part of the Guaranteed Obligations, or any document or agreement executed in connection with the Guaranteed Obligations, for any reason whatsoever, including the fact that the Guaranteed Obligations, or any part thereof, exceed the amount permitted by law, the act of creating the Guaranteed Obligations or any part is ultra vires, the officers or representatives executing the documents or otherwise creating the Guaranteed Obligations acted in excess of their authority, the Guaranteed Obligations violate applicable usury laws, the Company or any other Person has valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the Guaranteed Obligations wholly or partially uncollectible from the Company or any other Person, the creation, performance or repayment of the Guaranteed Obligations (or the execution, delivery and performance of any document or instrument representing part of the Guaranteed Obligations or executed in connection with the Guaranteed Obligations or given to secure the repayment of the Guaranteed Obligations) is illegal, uncollectible, legally impossible or unenforceable, or the documents or instruments pertaining to the Guaranteed Obligations have been forged or otherwise are irregular or not genuine or authentic;

(v) any full or partial release of the liability of the Company on the Guaranteed Obligations or any part thereof, of any co-guarantors, or of any other Person now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Guaranteed Obligations or any part thereof, it being recognized, acknowledged and agreed by each Subsidiary Guarantor that such Subsidiary Guarantor may be required to pay the Guaranteed Obligations in full without assistance or support of any other Person, and such Subsidiary Guarantor has not been induced to enter into this Guaranty on the basis of a contemplation, belief, understanding or agreement that any parties other than the Company will be liable to perform the Guaranteed Obligations, or that the Holders will look to other parties to perform the Guaranteed Obligations;

(vi) the taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Guaranteed Obligations;

(vii) any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including negligent, unreasonable or unjustifiable impairment) of any collateral, property or security, at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Obligations;

(viii) the failure of any Holder or any other Person to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of such collateral, property or security;

(ix) the fact that any collateral, security, security interest or Lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranteed Obligations shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or Lien, it being recognized and agreed by each Subsidiary Guarantor that such Subsidiary Guarantor is not entering into this Guaranty in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectibility or value of any of the collateral;

(x) any payment by the Company to any Holder being held to constitute a preference under any Fraudulent Conveyance Law, or for any reason any Holder being required to refund such payment or pay such amount to the Company or someone else;

(xi) any other action taken or omitted to be taken with respect to the Guaranteed Obligations, or the security and collateral therefor, whether or not such action or omission prejudices such Subsidiary Guarantor or increases the likelihood that such Subsidiary Guarantor will be required to pay the Guaranteed Obligations pursuant to the terms hereof, it being the unambiguous and unequivocal intention of such Subsidiary Guarantor that it shall be obligated to pay the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action or omission whatsoever, whether or not contemplated, and whether or not otherwise or particularly described herein, except for the payment in full in cash of the Guaranteed Obligations;

(xii) the fact that all or any of the Guaranteed Obligations cease to exist by operation of law, including by way of a discharge, limitation or tolling thereof under applicable bankruptcy laws;

(xiii) any other circumstance (including any statute of limitations) that might in any manner or to any extent otherwise constitute a defense available to, vary the risk of, or operate as a discharge of, the Company or any Person as a matter of law or equity;

(xiv) any change in the ownership of any shares of capital stock (or other equity interests) of the Company, or any change in the relationship between the Company and such Subsidiary Guarantor or any termination of any such relationship;

(xv) any default, failure or delay, willful or otherwise, in the performance by the Company, any Subsidiary Guarantor or any other Person of any obligations of any kind or character whatsoever under the Master Agreement or any other agreement;

(xvi) other than as permitted by the Master Agreement, any merger or consolidation of the Company or any Subsidiary Guarantor or any other Person into or with any other Person or any sale, lease, transfer or other disposition of any of the assets or property of the Company, any Subsidiary Guarantor or any other Person to any other Person, or any change in the ownership of any shares or partnership interests or other equity interests of the Company, any Subsidiary Guarantor or any other Person;

(xvii) in respect of the Company, any Subsidiary Guarantor or any other Person, any change of circumstances, whether or not foreseen or foreseeable, whether or not imputable to the Company, any Subsidiary Guarantor or any other Person, or other impossibility of performance through fire, explosion, accident, labor disturbance, floods, droughts, embargoes, wars (whether or not declared), civil commotion, acts of God or the public enemy, delays or failure of suppliers or carriers, inability to obtain materials, action of any Federal or state regulatory body or agency, change of law or any other causes affecting performance, or any other force majeure, whether or not beyond the control of the Company, any Subsidiary Guarantor or any other Person and whether or not of the kind hereinbefore specified; or

(xviii) any other occurrence, circumstance, or event whatsoever, whether similar or dissimilar to the foregoing, whether foreseen or unforeseen, and any other circumstance which might otherwise constitute a legal or equitable defense or discharge of the liabilities of a guarantor or surety or which might otherwise limit recourse against such Subsidiary Guarantor;

provided that the specific enumeration of the above-mentioned acts, failures or omissions shall not be deemed to exclude any other acts, failures or omissions, though not specifically mentioned above, it being the purpose and intent of this Guaranty and the parties hereto that the obligations of each Subsidiary Guarantor shall be absolute and unconditional and shall not be discharged, impaired or varied except by the payment in full in cash of the Guaranteed Obligations. Without limiting the foregoing, it is understood that repeated and successive demands may be made and recoveries may be had hereunder as and when, from time to time, the Company or any Subsidiary Guarantor shall default under or in respect of the terms of the Master Agreement and that notwithstanding recovery hereunder for or in respect of any given default or defaults by the Company or any Subsidiary Guarantor under the Master Agreement, this Guaranty shall remain in full force and effect and shall apply to each and every subsequent default. All waivers herein contained shall be without prejudice to the Holders at their respective options to proceed against the Company, any Subsidiary Guarantor or other Person, whether by separate action or by joinder.

(d) Each Subsidiary Guarantor hereby consents and agrees that any Holder or Holders from time to time, with or without any further notice to or assent from any other Subsidiary Guarantor may, without in any manner affecting the liability of any Subsidiary Guarantor under this Guaranty, and upon such terms and conditions as any such Holder or Holders may deem advisable:

(i) extend in whole or in part (by renewal or otherwise), modify, change, compromise, release or extend the duration of the time for the performance or payment of any Debt, liability or obligation of the Company or any Subsidiary Guarantor or of any other Person secondarily or otherwise liable for any Debt, liability or obligations of the Company on the Master Agreement or the Notes, or waive any Default or Event of Default with respect thereto, or waive, modify, amend or change any provision of any other agreement or waive this Guaranty; or

(ii) sell, release, surrender, modify, impair, exchange or substitute any and all property, of any nature and from whomsoever received, held by, or for the benefit of, any such Holder as direct or indirect security for the payment or performance of any Debt, liability or obligation of the Company, any Subsidiary Guarantor or of any other Person secondarily or otherwise liable for any Debt, liability or obligation of the Company on the Master Agreement or the Notes; or

(iii) settle, adjust or compromise any claim of the Company or any Subsidiary Guarantor against any other Person secondarily or otherwise liable for any Debt, liability or obligation of the Company on the Master Agreement or the Notes; or

(iv) purchase Notes from time to time from the Company pursuant to the terms and provisions of the Master Agreement.

Each Subsidiary Guarantor hereby ratifies and confirms any such extension, renewal, change, sale, release, waiver, surrender, exchange, modification, amendment, impairment, substitution, settlement, adjustment, compromise or purchase of Notes and that the same shall be binding upon it, and hereby waives, to the fullest extent permitted by law, any and all defenses, counterclaims or offsets which it might or could have by reason thereof, it being understood that such Subsidiary Guarantor shall at all times be bound by this Guaranty and remain liable hereunder.

(e) All rights of any Holder may be transferred or assigned at any time in accordance with the Master Agreement and shall be considered to be transferred or assigned at any time or from time to time upon the transfer of such Note in accordance with the Master Agreement without the consent of or notice to the Subsidiary Guarantors under this Guaranty.

(f) No Holder shall be under any obligation: (i) to marshal any assets in favor of the Subsidiary Guarantors or in payment of any or all of the liabilities of the Company or any Subsidiary Guarantor under or in respect of the Notes or the obligations of the Company and the Subsidiary Guarantors under the Master Agreement or (ii) to pursue any other remedy that the Subsidiary Guarantors may or may not be able to pursue themselves and that may lighten the Subsidiary Guarantors’ burden, any right to which each Subsidiary Guarantor hereby expressly waives.

SECTION 4. FULL RECOURSE OBLIGATIONS; PARI PASSU RANKING.

Subject to the Maximum Guaranteed Amount specified above, the obligations of each Subsidiary Guarantor set forth herein constitute the full recourse obligations of such Subsidiary Guarantor enforceable against it to the full extent of all its assets and properties.

The respective obligations under this Guaranty of the Subsidiary Guarantors in respect of the Notes, and all other obligations of the Subsidiary Guarantors hereunder, are and at all times shall remain direct obligations of the Subsidiary Guarantors ranking pari passu as against the assets of the Subsidiary Guarantors with all obligations of the Subsidiary Guarantors hereunder in respect of all other Notes from time to time issued and outstanding under the Master Agreement without any preference among themselves and not less than pari passu with all other present and future Debt (actual or contingent) of the Subsidiary Guarantors except to the extent such Debt is secured, but then only to the extent such security is permitted by Section 9.4 of the Master Agreement.

SECTION 5. WAIVER.

Each Subsidiary Guarantor unconditionally waives, to the extent permitted by applicable law:

(a) notice of any of the matters referred to in Section 3;

(b) notice to such Subsidiary Guarantor of the incurrence of any of the Guaranteed Obligations, notice to such Subsidiary Guarantor of any breach or default by the Company or such Subsidiary Guarantor with respect to any of the Guaranteed Obligations or any other notice that may be required, by statute, rule of law or otherwise, to preserve any rights of any Holder against such Subsidiary Guarantor;

(c) presentment to the Company or such Subsidiary Guarantor of, or payment from the Company or such Subsidiary Guarantor with respect to, any Note or other Guaranteed Obligation or protest for nonpayment or dishonor;

(d) any right to the enforcement, assertion, exercise or exhaustion by any Holder of any right, power, privilege or remedy conferred in any Note, the Master Agreement or otherwise;

(e) any requirement of diligence on the part of any Holder;

(f) any requirement to mitigate the damages resulting from any default under the Notes or the Master Agreement;

(g) any notice of any sale, transfer or other disposition of any right, title to or interest in any Note or other Guaranteed Obligation by any Holder, assignee or participant thereof, or in the Master Agreement;

(h) any release of any Subsidiary Guarantor from its obligations hereunder resulting from any loss by it of its rights of subrogation hereunder; and

(i) any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge, release or defense of a guarantor or surety or which might otherwise limit recourse against such Subsidiary Guarantor.

SECTION 6. WAIVER OF SUBROGATION.

Notwithstanding any payment or payments made by any Subsidiary Guarantor hereunder, or any application by any Holder of any security or of any credits or claims, no Subsidiary Guarantor will assert or exercise any rights of any Holder or of such Subsidiary Guarantor against the Company to recover the amount of any payment made by such Subsidiary Guarantor to any Holder hereunder by way of any claim, remedy or subrogation, reimbursement, exoneration, contribution, indemnity, participation or otherwise arising by contract, by statute, under common law or otherwise, and such Subsidiary Guarantor shall not have any right of recourse to or any claim against assets or property of the Company, in each case unless and until the Guaranteed Obligations have been paid in full in cash. Until such time (but not thereafter), each Subsidiary Guarantor hereby expressly waives any right to exercise any claim, right or remedy which such Subsidiary Guarantor may now have or hereafter acquire against the Company or any other Subsidiary Guarantor that arises under the Notes, the Master Agreement or from the performance by any Subsidiary Guarantor of the guaranty hereunder including any claim, remedy or right of subrogation, reimbursement, exoneration, contribution, indemnification or participation in any claim, right or remedy of any Holder against the Company or any Subsidiary Guarantor, or any security that any Holder now has or hereafter acquires, whether or not such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise. If any amount shall be paid to a Subsidiary Guarantor by the Company or another Subsidiary Guarantor after payment in full in cash of the Guaranteed Obligations, and all or any portion of the Guaranteed Obligations shall thereafter be reinstated in whole or in part and any Holder is required to repay any sums received by any of them in payment of the Guaranteed Obligations, this Guaranty shall be automatically reinstated and such amount shall be held in trust for the benefit of the Holders and shall forthwith be paid to the Holders to be credited and applied to the Guaranteed Obligations, whether matured or unmatured.

SECTION 7. SUBORDINATION.

If any Subsidiary Guarantor is or becomes the holder of any indebtedness payable by the Company or another Subsidiary Guarantor, each Subsidiary Guarantor hereby subordinates all indebtedness owing to it from the Company or such other Subsidiary Guarantor to all indebtedness of the Company to the Holders and agrees that, during the continuance of any Event of Default, it shall not accept any payment on the same until the payment in full in cash of the Guaranteed Obligations and shall in no circumstance whatsoever attempt to set-off or reduce any obligations hereunder because of such indebtedness. If any amount shall nevertheless be paid in violation of the foregoing to a Subsidiary Guarantor by the Company or another Subsidiary Guarantor prior to payment in full in cash of the Guaranteed Obligations, such amount shall be held in trust for the benefit of the Holders and shall forthwith be paid to the Holders to be credited and applied to the Guaranteed Obligations, whether matured or unmatured.

SECTION 8. EFFECT OF BANKRUPTCY PROCEEDINGS, ETC.

(a) If after receipt of any payment of, or proceeds of any security applied (or intended to be applied) to the payment of all or any part of, the Guaranteed Obligations, any Holder is for any reason compelled to surrender or voluntarily surrenders (under circumstances in which it believes it could reasonably be expected to be so compelled if it did not voluntarily surrender) such payment or proceeds to any Person (i) because such payment or application of proceeds is or may be avoided, invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, fraudulent conveyance, fraudulent transfer, impermissible set-off or a diversion of trust funds or (ii) for any other similar reason, including, without limitation, (x) any judgment, decree or order of any court or administrative body having jurisdiction over any Holder or any of their respective properties or (y) any settlement or compromise of any such claim effected by any Holder with any such claimant (including the Company), then the Guaranteed Obligations or part thereof intended to be satisfied shall be reinstated and continue, and this Guaranty shall continue in full force as if such payment or proceeds had not been received, notwithstanding any revocation thereof or the cancellation of any Note or any other instrument evidencing any Guaranteed Obligations or otherwise, and the Subsidiary Guarantors, jointly and severally, shall be liable to pay the Holders, and hereby do indemnify the Holders and hold them harmless for, the amount of such payment or proceeds so surrendered and all expenses (including reasonable attorneys’ fees, court costs and expenses attributable thereto) incurred by any Holder in defense of any claim made against any of them that any payment or proceeds received by any Holder in respect of all or part of the Guaranteed Obligations must be surrendered.

(b) If an event permitting the acceleration of the maturity of any of the Guaranteed Obligations shall at any time exist, and such acceleration shall at such time be prevented by reason of the pendency against the Company or any other Person of any case or proceeding contemplated by Section 8(a), then, for the purpose of defining the obligation of any Subsidiary Guarantor under this Guaranty, the maturity of the principal amount of the Guaranteed Obligations shall be deemed to have been accelerated with the same effect as if an acceleration had occurred in accordance with the terms of such Guaranteed Obligations, and such Subsidiary Guarantor shall forthwith pay such principal amount, all accrued and unpaid interest thereon, and all other Guaranteed Obligations, due or that would have become due but for such case or proceeding, without further notice or demand.

SECTION 9. TERM OF GUARANTY.

This Guaranty and the rights of the Holders and all guarantees, covenants and agreements of each Subsidiary Guarantor contained herein shall continue in full force and effect and shall not be discharged until such time as all of the principal of and interest on the Notes, the other Guaranteed Obligations and other independent payment obligations of such Subsidiary Guarantor under this Guaranty shall be paid in full in cash. Upon such payment in full this Guaranty shall terminate; provided, however, (i) to the extent that any such payment is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, then all obligations of each Subsidiary Guarantor which would otherwise have been satisfied by such payment, and this Guaranty, shall be revived and continue in full force and effect as if such payment or proceeds had never been received by such Holder and (ii) this Section 9 and rights and obligations of the parties pursuant to Sections 6, 8, 17 and 18 shall survive any termination of this Guaranty, and any satisfaction and discharge of the Company by virtue of any payment, court order or any Federal or state law.

SECTION 10. CONTRIBUTION.

In order to provide for just and equitable contribution among the Subsidiary Guarantors, each Subsidiary Guarantor agrees that, to the extent any Subsidiary Guarantor makes any payment hereunder on any date which, when added to all preceding payments made by such Subsidiary Guarantor hereunder, would result in the aggregate payments by such Subsidiary Guarantor hereunder exceeding its Percentage (as defined below) of all payments then or theretofore made by all Subsidiary Guarantors hereunder, such Subsidiary Guarantor shall have a right of contribution against each other Subsidiary Guarantor whose aggregate payments then or theretofore made hereunder are less than its Percentage of all payments by all Subsidiary Guarantors then or theretofore made hereunder, in an amount such that, after giving effect to any such contribution rights, each Subsidiary Guarantor will have paid only its Percentage of all payments by all Subsidiary Guarantors then or theretofore made hereunder. Such contribution rights shall be subordinate and subject in right of payment to the Guaranteed Obligations and all other indebtedness owed to any Holder and, except as provided in the next sentence, no Subsidiary Guarantor shall exercise such rights of contribution until all Guaranteed Obligations have been paid in full in cash. Furthermore, each Subsidiary Guarantor hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Holder under this Guaranty or any other guaranty, such Subsidiary Guarantor will contribute, to the maximum extent permitted by law, such amounts to each other Subsidiary Guarantor and each other guarantor so as to maximize the aggregate amount paid to the Holders under or in respect of the Notes and the Master Agreement. A Subsidiary Guarantor’s “Percentage” on any date shall mean the percentage obtained by dividing (a) the Adjusted Net Assets of such Subsidiary Guarantor on such date by (b) the sum of the Adjusted Net Assets of all Subsidiary Guarantors on such date. “Adjusted Net Assets” means, for each Subsidiary Guarantor on any date, the lesser of (i) the amount by which the fair value of the property of such Subsidiary Guarantor exceeds the total amount of liabilities, including contingent liabilities, but excluding liabilities under this Guaranty, of such Subsidiary Guarantor on such date and (ii) the amount by which the present fair salable value of the assets of such Subsidiary Guarantor on such date exceeds the amount that will be required to pay the probable liability of such Subsidiary Guarantor on its Debts, excluding debt in respect of this Guaranty, as they become absolute and matured.

SECTION 11. LIMITATION OF LIABILITY.

Each Subsidiary Guarantor hereby confirms that it is the intention of such Subsidiary Guarantor that the guarantee by such Subsidiary Guarantor pursuant to this Guaranty not constitute a fraudulent transfer or conveyance for purposes of Title 11 of the United States Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar applicable Federal or state law (all such statutes and laws are collectively referred to as “Fraudulent Conveyance Laws”). To effectuate the foregoing intention, each Subsidiary Guarantor hereby irrevocably agrees that the obligations of such Subsidiary Guarantor under this Guaranty shall be limited to the amount as will, after giving effect to all rights to receive any collections from or payments by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor pursuant to Section 10, result in the obligations of such Subsidiary Guarantor under this Guaranty not constituting such a fraudulent transfer or conveyance. In the event that the liability of any Subsidiary Guarantor hereunder is limited pursuant to this Section 11 to an amount that is less than the total amount of the Guaranteed Obligations, then it is understood and agreed that the portion of the Guaranteed Obligations for which such Subsidiary Guarantor is liable hereunder shall be the last portion of the Guaranteed Obligations to be repaid.

SECTION 12. NEGATIVE PLEDGE.

Except as permitted under Section 9.4 of the Master Agreement, no Subsidiary Guarantor will create any Lien on its assets or property to any other Person during the pendency of this Guaranty.

SECTION 13. SUPPLEMENTAL AGREEMENT.

Upon execution and delivery by a Subsidiary of a Supplemental Agreement substantially in the form of Exhibit A, such Subsidiary shall become a Subsidiary Guarantor hereunder with the same force and effect as if originally named as a Subsidiary Guarantor herein. The execution and delivery of any such instrument shall not require the consent of any other Subsidiary Guarantor hereunder or of any Holder. The rights and obligations of each Subsidiary Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Subsidiary Guarantor as a party to this Guaranty.

SECTION 14. DEFINITIONS AND TERMS GENERALLY.

(a) Unless otherwise defined herein, capitalized terms defined in the Master Agreement are used herein as defined therein. In addition, the following terms shall have the following meanings.

“Adjusted Net Assets” has the meaning specified in Section 10.

“Fraudulent Conveyance Laws” has the meaning specified in Section 11.

“Guaranteed Obligations” has the meaning specified in Section 1.

“Guaranty” has the meaning specified in the introduction hereto.

“Holders” has the meaning specified in the Recitals hereto.

“Maximum Guaranteed Amount” shall mean, for each Subsidiary Guarantor, the maximum amount which any Subsidiary Guarantor could pay under this Guaranty without having such payment set aside as a fraudulent transfer or conveyance or similar action under Fraudulent Conveyance Law.

“Master Agreement” has the meaning specified in the Recitals hereto.

“Percentage” has the meaning specified in Section 10 .

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“Subsidiary Guarantor” has the meaning specified in the introduction hereto.

(b) Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Guaranty unless the context shall otherwise require.

SECTION 15. NOTICES.

All notices under the terms and provisions hereof shall be in writing (with charges prepaid), and shall be delivered or sent by hand, by telecopy, by express courier service or by registered or certified mail, return receipt requested, postage prepaid, addressed,

(a) if to any Holder, at the address for notices to such Holder under the Master Agreement, or at such other address as any such Holder shall from time to time designate to the Company,

(b) if to a Subsidiary Guarantor, at the address of such Subsidiary Guarantor set forth on its signature pages hereto or in such Subsidiary Guarantor’s Supplement Agreement or at such other address as such Subsidiary Guarantor shall from time to time designate in writing to each Holder.

A notice or communication shall be deemed to have been duly given and effective:

(a) when delivered (whether or not accepted), if personally delivered;

(b) five Business Days after being deposited in the mail, postage prepaid, if delivered by first-class mail (whether or not accepted);

(c) when sent, if sent via facsimile or email;

(d) when delivered if sent by registered or certified mail (whether or not accepted); and

(e) on the next Business Day if timely delivered by an overnight air courier, with charges prepaid (whether or not accepted).

SECTION 16. AMENDMENTS, ETC.

No amendment, alteration, modification or waiver of any term or provision of this Guaranty, nor consent to any departure by any Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and consented to by each Subsidiary Guarantor and the Required Holders provided, however, that (i) any amendment, alteration, modification or waiver of the terms and conditions contained in Section 1 shall require consent from all Holders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given and (ii) any Supplemental Agreement executed pursuant to Section 13 shall not require the consent of any Holder or any Subsidiary Guarantor.

SECTION 17. CONSENT TO JURISDICTION; SERVICE OF PROCESS.

(a) Each Subsidiary Guarantor irrevocably submits to the nonexclusive in personam jurisdiction of any New York State or federal court sitting in New York City, over any suit, action or proceeding arising out of or relating to this Guaranty or the Notes. To the fullest extent it may effectively do so under applicable law, each Subsidiary Guarantor irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the in personam jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b) Each Subsidiary Guarantor agrees, to the fullest extent it may effectively do so under applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in Section 17(a) above brought in any such court shall be conclusive and binding upon such party, subject to rights of appeal and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which such party is or may be subject) by a suit upon such judgment.

(c) Each Subsidiary Guarantor consents to process being served in any suit, action or proceeding of the nature referred to Section 17(a) above by mailing a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to the address of each Subsidiary Guarantor specified in Section 15 or at such other address of which the Holders shall then have been notified pursuant to said Section. Each Subsidiary Guarantor agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the full extent permitted by law, be taken and held to be valid personal service upon and personal delivery to such party. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(d) Nothing in this Section 17 shall affect the right of any Holder to serve process in any manner permitted by law, or limit any right that any of the Holders may have to bring proceedings against any Subsidiary Guarantor in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

SECTION 18. WAIVER OF JURY TRIAL.

EACH SUBSIDIARY GUARANTOR AND BY ITS ACCEPTANCE HEREOF EACH HOLDER, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IRREVOCABLY AND UNCONDITIONALLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LEGAL OR EQUITABLE ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE MASTER AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY OR THE SUBJECT MATTER OF ANY OF THE FOREGOING.

SECTION 19. SURVIVAL.

All warranties, representations and covenants made by each Subsidiary Guarantor herein or in any written certificate or other instrument required to be delivered by it or on its behalf hereunder or under the Master Agreement shall be considered to have been relied upon by the Holders and shall survive the execution and delivery of this Guaranty, regardless of any investigation made by any Holder or on such Holder’s behalf. All statements in any such certificate or other instrument shall constitute warranties and representations by such Subsidiary Guarantor hereunder.

SECTION 20. SEVERABILITY.

Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, each Subsidiary Guarantor hereby waives any provision of law that renders any provisions hereof prohibited or unenforceable in any respect.

SECTION 21. SUCCESSORS AND ASSIGNS.

The terms of this Guaranty shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall inure to the benefit of the Holders and their respective successors and assigns (as permitted by Section 12.2 of the Master Agreement).

SECTION 22. TABLE OF CONTENTS; HEADINGS.

The section and paragraph headings in this Guaranty and the table of contents are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof, and all references herein to numbered sections, unless otherwise indicated, are to sections in this Guaranty.

SECTION 23. COUNTERPARTS.

This Guaranty may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Executed counterpart signature pages delivered by facsimile or as an attachment to electronic mail shall be deemed to be an original.

SECTION 24. GOVERNING LAW.

This Guaranty shall in all respects be governed by, and construed and interpreted in accordance with, the laws of the State of New York, without regard to the conflicts of laws principles of such state.

SECTION 25. RELEASE.

Notwithstanding any other provision hereof to the contrary, including without limitation Section 3(c)(v), 3(c)(xiv) and 3(c)(xv), a Subsidiary Guarantor shall be automatically released from its guaranty hereunder upon the sale or exchange of all or substantially all of the stock (or other equity interests) to a Person that is not an Affiliate of the Company provided such sale or exchange is otherwise permitted, both before and after such transfer, by the Master Agreement.

SECTION 26. COVENANT COMPLIANCE.

Each Subsidiary Guarantor agrees to comply with each of the covenants contained herein and in the Master Agreement that imposes or purports to impose, by reference to such Subsidiary Guarantor, express or otherwise, through agreements with the Company, restrictions or obligations on such Subsidiary Guarantor.

IN WITNESS WHEREOF, each party hereto has caused this Guaranty to be duly executed as of the date first above written.

AG SOUTH CAROLINA LLC

By:
Name:
Title:

AMERICAN GYPSUM COMPANY LLC

By:
Name:
Title:

AMERICAN GYPSUM MARKETING COMPANY

By:
Name:
Title:

CCP CEMENT COMPANY

By:
Name:
Title:

CCP CONCRETE/AGGREGATES LLC

By:
Name:
Title:

CCP GYPSUM COMPANY

By:
Name:
Title:

CCP LAND COMPANY

By:
Name:
Title:

[Signature Page: Subsidiary Guaranty]

CENTEX CEMENT CORPORATION

By:
Name:
Title:

CENTEX MATERIALS LLC

By:
Name:
Title:

HOLLIS & EASTERN RAILROAD COMPANY LLC

By:
Name:
Title:

ILLINOIS CEMENT COMPANY LLC

By:
Name:
Title:

M&W DRYWALL SUPPLY COMPANY

By:
Name:
Title:

MATHEWS READYMIX LLC

By:
Name:
Title:

MOUNTAIN CEMENT COMPANY

By:
Name:
Title:

[Signature Page: Subsidiary Guaranty]

NEVADA CEMENT COMPANY

By:
Name:
Title:

TLCC GP LLC

By:
Name:
Title:

TLCC LP LLC

By:
Name:
Title:

REPUBLIC PAPERBOARD COMPANY LLC

By:
Name:
Title:

TEXAS CEMENT COMPANY

By:
Name:
Title:

WESTERN AGGREGATES LLC

By:
Name:
Title:

WESTERN CEMENT COMPANY OF CALIFORNIA

By:
Name:
Title:

[Signature Page: Subsidiary Guaranty]

Notice for each of the above:

Address: 3811 Turtle Creek Blvd.
Suite 1100
Dallas, Texas 75219

Telecopy: (214) 432-2100

[Signature Page: Subsidiary Guaranty]

EXHIBIT A

FORM OF SUPPLEMENTAL AGREEMENT

SUPPLEMENTAL AGREEMENT dated as of                  ,          from             , a      organized under the laws of the State of                              (the “New Subsidiary”), for the benefit of the Holders (as defined in the Guaranty referred to below). Capitalized terms used herein without definition shall have the respective meanings ascribed thereto in the Subsidiary Guaranty Agreement, dated as of                  , 20     (the “Guaranty”), from: (i) [names of guarantors] and (            ) such other Subsidiaries (as defined below) as shall become parties thereto in accordance therewith, for the benefit of the Holders (as such term is defined in such Guaranty).

WHEREAS, Eagle Materials Inc., a Delaware corporation (the “Company”), authorized the issue and sale of from time to time of one or more series of its Senior Notes (the “Notes”), pursuant to an Uncommitted Master Shelf Agreement, dated as of June     , 2011 (as amended, modified or supplemented from time to time, the “Master Agreement”) among the Company and the purchasers named therein.

WHEREAS, the New Subsidiary is a Subsidiary of the Company.

WHEREAS, certain of the existing Subsidiaries of the Company have entered into the Guaranty.

WHEREAS, the Master Agreement requires that the New Subsidiary become party to the Guaranty (as a Subsidiary Guarantor).

WHEREAS, the New Subsidiary acknowledges that it has and will derive substantial benefits from the issuance of the Notes.

WHEREAS, the Guaranty specifies that additional Subsidiaries may become Subsidiary Guarantors under such Guaranty by execution and delivery of an instrument in the form of this Agreement. The undersigned Subsidiary is executing this Agreement in accordance with the requirements of the Master Agreement and the Guaranty in order to become a Subsidiary Guarantor under the Guaranty as consideration for the Notes previously purchased and to be purchased.

NOW, THEREFORE, the New Subsidiary Guarantor agrees as follows:

Section 1. Guaranty. In accordance with Section 13 of the Guaranty, the New Subsidiary by its signature hereto shall become a Subsidiary Guarantor under such Guaranty with the same force and effect as if originally named therein as a Subsidiary Guarantor, and the New Subsidiary hereby (a) agrees to all the terms and provisions of such Guaranty applicable to it as a Subsidiary Guarantor thereunder, (b) hereby makes the representations and warranties in Section 2 of the Guaranty as if set forth herein in their entirety, (c) acknowledges receipt of a copy of and agrees to be obligated and bound by the terms of such Guaranty, and (d) agrees that each reference to a “Subsidiary Guarantor” in such Guaranty shall include the New Subsidiary.

Section 2. Enforceability. The New Subsidiary hereby represents and warrants that this Agreement has been duly authorized, executed and delivered by the New Subsidiary and that each of this Agreement and the Guaranty (as supplemented hereby) constitutes a legal, valid and binding obligation of the New Subsidiary enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the applicability of creditors’ rights generally and by equitable principles of general applicability (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 3. Effect on Guaranty. Except as expressly supplemented hereby, the Guaranty shall continue in full force and effect.

Section 4. GOVERNING LAW. THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES OF SUCH STATE.

Section 5. Savings Clause. To the fullest extent permitted under applicable law, in the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect with respect to the New Subsidiary, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired. The parties shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 6. Notices. All communications to the New Subsidiary shall be given to it at the address or telecopy number set forth under its signature hereto.

IN WITNESS WHEREOF, the New Subsidiary has duly executed this Agreement as of the day and year first above written.

[NEW SUBSIDIARY]

By:
Name:
Title:

Address:

Telecopy:

[Signature Page: Subsidiary Guaranty]